UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Dynex Capital, Inc.
(Name of Registrant as Specified in Its Charter)

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
May 15, 2018

DYNEX CAPITAL, INC.

March 29, 2018

To Our Common Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at the offices of Business Wire, 40 East 52nd Street, 14th Floor, New York, New York on Tuesday, May 15, 2018, at 9:00 a.m Eastern Time.

The business of the meeting is to consider and act upon the election of directors; to approve, in an advisory and non-binding vote, the compensation of our named executive officers; to approve the Dynex Capital, Inc. 2018 Stock and Incentive Plan; and to ratify the selection of the auditors of the Company.

As permitted by rules adopted by the Securities and Exchange Commission, we are furnishing our proxy statement, 2017 Annual Report to Shareholders and proxy card over the Internet to most of our shareholders.  This means that most of our shareholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. This approach lowers the cost of delivering the annual meeting materials and reduces the environmental impact of the meeting. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you receive your proxy materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy card and desire to vote your shares of common stock in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy card in the envelope provided in order to record your vote.

Sincerely,
Michael R. Hughes
Chairperson of the Board

DYNEX CAPITAL, INC.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
(804) 217-5800
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Our Common Shareholders:

The Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) will be held at the offices of Business Wire, 40 East 52nd Street, 14th Floor, New York, New York on Tuesday, May 15, 2018, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1.	To elect five (5) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

2.	To approve, in an advisory and non-binding vote, the compensation of the Company's named executive officers as disclosed in the accompanying Proxy Statement; and

3.	To approve the Dynex Capital, Inc. 2018 Stock and Incentive Plan; and

4.	To ratify the selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2018 fiscal year; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record of our common stock at the close of business on March 12, 2018, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the accompanying Proxy Statement. If you receive these materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. A proxy may be revoked by a shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending the Annual Meeting and requesting to vote in person (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote in person, you must bring a legal proxy or broker's proxy card to the meeting as proof of your authority to vote the shares).

By Order of the Board of Directors
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer,
Chief Operating Officer and Secretary

Dated: March 29, 2018

DYNEX CAPITAL, INC.
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2018

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of Business Wire, 40 East 52nd Street, 14th Floor, New York, New York on Tuesday, May 15, 2018, at 9:00 a.m. Eastern Time (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2017 Annual Report to Shareholders available to most of our shareholders electronically via the Internet. On March 29, 2018, we commenced mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. Most shareholders will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report and on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Tuesday, May 15, 2018

The Proxy Statement and 2017 Annual Report to Shareholders are available on the Internet at: www.envisionreports.com/DYNX.

GENERAL INFORMATION
Solicitation

You have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by the Internet and the mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company, acting without compensation other than their regular compensation. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of common stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.

Voting Rights

Holders of shares of common stock at the close of business on March 12, 2018, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 55,996,048 shares of common stock were outstanding, with each outstanding share of common stock entitled to one vote for each of the five directors nominated and one vote on each other matter presented at the Annual Meeting. Holders of shares of the Company’s Series A Preferred Stock and Series B Preferred Stock are not entitled to notice of or to vote at the Annual Meeting.

Quorum and Broker Non-Votes

The presence of a majority of the outstanding shares of common stock entitled to vote, in person or by proxy, will constitute a quorum for all matters presented at the Annual Meeting. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. “Broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote the shares, and (ii) the broker does not have discretionary voting power on a particular matter) will be treated in the same manner as abstentions for purposes of a quorum. The election of directors, the advisory vote to approve the compensation of the Company’s named executive officers and the approval of the Dynex Capital, Inc. 2018 Stock and Incentive Plan (the “2018 Plan”) are not considered routine matters and, therefore, brokers do not have discretionary voting power with respect to these proposals. The ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2018 fiscal year is considered a routine matter and, therefore, brokers do have discretionary voting power with respect to this proposal.

Vote Required

In March 2018, the Company amended its Bylaws to implement a “majority vote” standard in uncontested director elections, beginning with the Annual Meeting. Under this standard, with respect to each nominee, votes may be cast for or against, or you may abstain from voting. If a quorum is present, in order for a nominee to be elected in an uncontested election, the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election. Abstentions or broker non-votes will not count as votes cast and will have no effect on the outcome of the election. If a nominee (who is an incumbent director) is not elected to the Board of Directors, he or she must offer his or her resignation promptly to the Board of Directors, which will then determine whether to accept or reject the offered resignation, or whether to take other action. The Company maintains a “plurality vote” standard in contested director elections (i.e., where the number of nominees exceeds the number of directors to be elected).

For the advisory vote to approve the compensation of the Company’s named executive officers, the approval of the 2018 Plan and the ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2018 fiscal year, votes may be cast for or against, or you may abstain from voting. For these proposals, if a quorum is present, such proposal will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions or broker non-votes will not count as votes cast and will have no effect on the outcome of any such proposals, except for the proposal to approve the 2018 Plan. Abstentions with respect to the proposal to approve the 2018 Plan will be considered votes cast under the rules of the New York Stock Exchange (“NYSE”) and will have the effect of a vote against the proposal to approve the 2018 Plan for purposes of the rules of the NYSE.

Information about Voting

You will receive multiple Notices of Internet Availability of Proxy Materials or printed copies of the proxy materials if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. You should vote the shares represented by each Notice of Internet Availability of Proxy Materials or proxy card you receive to ensure that all of your shares are voted.

Shareholders of record can vote in person at the Annual Meeting or by proxy. There are three ways for shareholders of record to vote by proxy:

•	By Telephone - you can vote by telephone toll-free by following the instructions on the proxy card (you will need the control number on your proxy card);

•
By Internet - you can vote over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card); or

•	By Mail - if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 14, 2018. If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Time on May 11, 2018 to allow sufficient time for voting by the trustee of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Revocability of Proxy

If you are a shareholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•	By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 14, 2018;

•	By submitting by the close of business on May 14, 2018 a completed proxy card bearing a later date than any other proxy submitted by you;

•	By toll-free telephone by following the instructions on the proxy card (you will need the control number on your proxy card) by 11:59 p.m. Eastern Time on May 14, 2018;

•
By visiting the web page listed on the Notice of Internet Availability of Proxy Materials or proxy card and following the instructions (you will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card) by 11:59 p.m. Eastern Time on May 14, 2018; or

•	By attending the Annual Meeting and requesting to vote in person.

Your latest proxy card, telephone vote, or Internet vote with respect to the same shares is the one that will be counted.

If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to change your vote.

Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person. However, if your shares are held in the name of a bank, broker or other holder of record and you plan to vote in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card to bring to the Annual Meeting as proof of your authority to vote the shares.

If you vote in time for the Annual Meeting by proxy, the individuals named on the proxy (your “proxies”) will vote your shares of common stock in accordance with the choices you specified. If you properly submit a proxy without indicating your instructions, the shares of common stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, FOR the approval of the compensation of the Company’s named executive officers, FOR the approval of the 2018 Plan and FOR the ratification of the selection of BDO USA, LLP as the Company’s auditors for the 2018 fiscal year.

Directions to Annual Meeting

Directions to attend the Annual Meeting, where you may vote in person, may be obtained by calling Investor Relations at (804) 217-5897.

Other Matters

Management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2017, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Pursuant to Virginia law and our Articles of Incorporation, directors of the Company are to be elected by the holders of shares of common stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Byron L. Boston, Michael R. Hughes, Barry A. Igdaloff, Valerie A. Mosley and Robert A. Salcetti for election by the holders of shares of common stock to the Board of Directors at the Annual Meeting.

Unless otherwise indicated, a proxy will be voted FOR the election of Messrs. Boston, Hughes, Igdaloff and Salcetti and Ms. Mosley to the Board of Directors. Each director nominee has agreed to serve if elected. Selected biographical information regarding each director nominee is set forth below.

Although it is anticipated that each director nominee will be able to serve, should any nominee become unavailable to serve, the shares represented by each proxy will be voted for another person or persons designated by the Company’s Board of Directors. In no event will a proxy be voted for more than five directors.

Board of Directors Nominees

The following information sets forth the names, ages, principal occupations and business experience for the Company’s director nominees as of March 16, 2018. In addition to the information presented below regarding each director nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Byron L. Boston (59) became a director of the Company in March 2012. Since January 1, 2014, Mr. Boston has served as Chief Executive Officer, President and Co-Chief Investment Officer. Prior to January 1, 2014, Mr. Boston served as President and Chief Investment Officer since March 1, 2012, and held the position of Chief Investment Officer since April 2008. Prior to joining the Company, Mr. Boston served as Executive Vice President of Sunset Financial Resources, Inc. (“Sunset Financial”), a mortgage REIT located in Jacksonville, Florida. Prior to Sunset Financial, Mr. Boston served as a senior officer for the Freddie Mac Corporation. Mr. Boston has also held banking and trading positions at New York investment banking firms. Mr. Boston currently serves on the board of directors of the Mortgage Bankers Association (“MBA”) and the Salzburg Global Seminar (“Salzburg”). Mr. Boston holds an A.B. in Economics and Government from Dartmouth College and an M.B.A. in Finance and Accounting from the Graduate School of Business, University of Chicago. Mr. Boston serves as a member of the Investment Committee for the Company.

We believe Mr. Boston’s qualifications to serve on our Board of Directors include his experience gained as our President and Chief Investment Officer, and more recently as our Chief Executive Officer. In addition, he has substantial experience investing in and managing portfolios of mortgage assets gained in his years at Freddie Mac Corporation, Sunset Financial and various large financial institutions. He also has substantial experience in debt and equity capital markets. His participation on the MBA and Salzburg boards exposes him to important developments in housing finance and global regulation of financial institutions and services firms. These experiences allow Mr. Boston to offer a different perspective on the Company’s current and future business operations regarding investments, which is a valuable resource for our Board of Directors.

Michael R. Hughes (57) became a director of the Company in November 2010 and is currently the Chairperson of the Board. Mr. Hughes joined Switchmate Home, LLC as Chief Financial Officer in March 2017. Previously, he had served as Portfolio Manager at Ascend Capital Management since 2012. He also serves on the board of trustees and is the current president of the Bentley School in Oakland, California. Mr. Hughes was a partner and portfolio manager of Osterweis Capital Management from 2005 to 2008 and was the First Vice President of Merrill Lynch Financial Institutions Research from 1989 to 2005. Mr. Hughes began his career as an equity analyst at Dean Witter Reynolds in 1986. Mr. Hughes serves as the Chairperson of the Investment

Committee and as a member of the Nominating & Corporate Governance Committee and the Compensation Committee for the Company. Mr. Hughes holds an A.B. from the University of California at Berkeley in Geophysics. Mr. Hughes was awarded the Chartered Financial Analyst (CFA) designation in 1991.

We believe Mr. Hughes’ qualifications to serve on our Board of Directors include his background as a portfolio manager of financial institutions and his extensive experience as a securities analyst. In these roles, he oversaw the investment in and/or the equity analysis of mortgage companies, mortgage REITs, consumer and commercial finance, and government agencies including Fannie Mae and Freddie Mac. These experiences, coupled with Mr. Hughes’ CFA designation and substantial financial expertise, allow him to offer significant insights and advice, thus making him a valuable addition to our Board.

Barry A. Igdaloff (63) has been a director of the Company since 2000. Mr. Igdaloff has been an investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney. Mr. Igdaloff currently is the lead director of the board of directors of Novation Companies, Inc. and is chairman of its audit committee. Previously, Mr. Igdaloff served on the board of Guest Supply, Inc. Mr. Igdaloff serves as the Chairperson of the Audit Committee and as a member of the Investment Committee and the Nominating & Corporate Governance Committee for the Company.

We believe Mr. Igdaloff’s qualifications to serve on our Board of Directors include his financial expertise and his years of experience as an investment advisor, attorney, and accountant. Investment, legal, and accounting issues impact the Company in various ways, and Mr. Igdaloff’s ability to draw on his experience in these professions allows him to contribute a unique perspective to the Board of Directors. In addition, as a result of his financial expertise and prior audit committee service, Mr. Igdaloff provides valuable insight and advice to our Board of Directors regarding our financial risk exposures and financial reporting matters. Mr. Igdaloff’s tenure on our Board and his understanding of the mortgage REIT industry gained from his service enables him to be a significant contributor to our investment strategy.

Valerie A. Mosley (58) joined the Board of Directors in December 2013. Ms. Mosley is the founder, and since June 2012 has been the chief executive officer, of Valmo Ventures, a company that creates, collaborates, and invests in companies, assets, and efforts that add value to portfolio returns and to society. Prior to becoming chief executive officer of Valmo Ventures, Ms. Mosley was partner, senior vice partner and investment strategist at Wellington Management Company, LLP. During a 20-year career at Wellington Management Company, LLP (“Wellington Management”), Ms. Mosley managed a multi-billion-dollar investment portfolio for corporate and public pension funds, insurance company general accounts, endowment funds and mutual funds. Ms. Mosley also serves on several non-profit Boards including the Investment Advisory Committee of the NY State Common Retirement Fund, among others. While at Wellington Management, Ms. Mosley was involved in understanding markets and macroeconomic trends. She currently serves as a trustee of the Eaton Vance Mutual Fund Family (“Eaton Vance”), as a director of Progress Investment Management Company (“Progress Investment”) and as an advisor to Auditchain. Ms. Mosley serves as the Chairperson of the Nominating & Corporate Governance Committee and as a member of the Audit Committee, the Compensation Committee, and the Investment Committee for the Company. Ms. Mosley earned a B.A. from Duke University in 1982 and an M.B.A. from the University of Pennsylvania in 1986.

We believe Ms. Mosley’s experience at Wellington Management, which includes managing mortgage portfolios and fixed income products, provides her the broad experience necessary to understand our business strategy and contribute to the overall success of the Company. In addition, her association with Wellington Management, Eaton Vance and Progress Investment gives her insight into corporate governance best practices. Finally, in her career, Ms. Mosley has developed and been exposed to operational and organizational best practices, which is a valuable resource for our Board of Directors.

Robert A. Salcetti (63) joined the Board of Directors in December 2013. Mr. Salcetti, who retired in 2008, previously served as a managing director at JPMorgan Chase from 2000 to 2008. Prior to his tenure at JPMorgan Chase, Mr. Salcetti held the position of managing director at Chase Manhattan Bank from 1996 to 2000, senior vice president of TCB/Chemical Bank from 1992 to 1996, division manager of TCB/Chemical Bank from 1986 to 1992, vice president and section manager of Texas Commerce Bank, the predecessor to TCB/Chemical Bank, from 1980 to 1986, and vice president of American Mortgage Company from 1976 to 1979. Mr. Salcetti serves as the Chairperson for the Compensation Committee and as a member of the Audit Committee for the Company. Mr. Salcetti earned a degree of B.S. in business administration from Carlow College in 1976. Mr. Salcetti has served as a director of Ocwen Financial Corporation since 2011. He currently serves on its audit, executive and transaction review committees and serves as co-chairman of Ocwen Financial Corporation’s risk and compliance committee. Additionally, Mr. Salcetti served as a director of Cherry Hill Mortgage Investment Corporation from October 2013 until June 2015, served on its audit and nomination/governance committees during that time and served as Chairman of the Compensation Committee.

We believe Mr. Salcetti’s qualifications to serve on our Board of Directors include his background in operational and strategic management, including over 35 years of experience in the financial services and mortgage industry sectors and specific experience in the specialty finance lending area while at JPMorgan Chase, as well as his continued involvement in the specialty finance REIT space through his directorships at Ocwen Financial Corporation and Cherry Hill Mortgage Investment Corporation. With his extensive experience, which includes leading operations that designed, provided and managed credit facilities for loan warehousing financing, advances and mortgage servicing rights financing, Mr. Salcetti is able to offer guidance to our Board of Directors from both an operational and strategic perspective.

We are not aware of any family relationship among any director or executive officer; nor are we aware of any involvement of any director or executive officer, currently or in the past ten years, in any legal proceedings that would be material to an evaluation of the ability or integrity of any director or executive officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer, President and Co-Chief Investment Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer and management succession and ethics and conduct. The Guidelines are available on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060.

The Board of Directors in its business judgment has determined that Messrs. Hughes, Igdaloff and Salcetti and Ms. Mosley are independent as defined by the NYSE listing standards. In reaching these conclusions, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. In addition, the Board considered all relevant facts and circumstances, including relationships that a director may have due to his or her status as an investor in an entity that may have a relationship with the Company.

Consistent with the NYSE listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which, except with respect to members of the Audit Committee and the Compensation Committee, the following relationships between a non-employee director and the Company will not be considered to be material:

•
if during any twelve-month period within the last three years, the director or any immediate family member of the director received $120,000 or less in direct compensation from the Company, excluding director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
if during each of the current fiscal year and three most recent fiscal years, the director is, or was, an executive officer or an employee (or has, or had, an immediate family member who is, or was, an executive officer) of another company that made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•
if the director serves as an executive officer of a charitable organization to which the Company made charitable contributions that did not exceed the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues in each of the last three fiscal years.

None of the Company’s directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company, except Mr. Boston, who serves as Chief Executive Officer, President and Co-Chief Investment Officer of the Company.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries including the Company’s Chief Executive Officer and Chief Financial Officer. The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

We intend to provide any required disclosure of an amendment to or waiver from the Code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance” promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the web page disclosure.

Board and Committee Meeting Attendance

In 2017, there were 6 meetings of the Board of Directors. Each director attended at least 75% of the total number meetings of the Board and of the committees on which he or she served during 2017.

Board Leadership Structure

Under the Company’s Corporate Governance Guidelines, the Board has the responsibility to determine the most appropriate leadership structure for the Company, including whether it is best for the Company at a given point in time for the roles of Chairperson of the Board and Chief Executive Officer to be separate or combined.

From February 2008 until December 31, 2013, the positions of Chairperson of the Board and Chief Executive Officer were combined and held by Mr. Thomas B. Akin. Effective as of January 1, 2014, these roles were split when Mr. Boston succeeded Mr. Akin as Chief Executive Officer, and Mr. Akin became Executive Chairperson of the Board. Mr. Akin served as Executive Chairperson of the Board until he transitioned to the role of non-executive Chairperson on May 17, 2016. Mr. Akin’s term as a director and Chairperson ended at the 2017 Annual Meeting of Shareholders on May 16, 2017, at which time Mr. Hughes, who had been serving as the Lead Independent Director, was appointed Chairperson of the Board. As Chairperson, Mr. Hughes’ primary responsibilities include setting the agenda for Board meetings, taking into account suggestions from members of the Board and participating in strategic planning efforts at the Company. He also provides feedback and counsel to Mr. Boston on important Company issues including business strategy, investment strategy, risk management and stakeholder management efforts. Additionally, the Chairperson of the Board generally chairs the executive sessions of the Board.

The Board believes that it is in the best interest of the Company’s shareholders for the positions of Chairperson of the Board and Chief Executive Officer to be separated. Mr. Hughes has extensive knowledge of the Company from his tenure as a director and from his working relationship with Mr. Boston. This has allowed him to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces, but with management insight into the execution of the Company’s strategy. The Board of Directors annually reviews the Company’s corporate governance structure to ensure that it remains the most appropriate structure for the Company and its shareholders. As a result, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.

Board Oversight of Risk Management

Directors are expected to devote sufficient time and apply themselves to understanding the Company’s business and its significant risks. The Board of Directors has an Investment Committee that oversees the investment activities of the Company and the risks related to these activities. The Investment Committee regularly receives presentations from senior management regarding the Company’s investment portfolio, its risk profile and its investment and risk management strategies. As part of that process, the Investment Committee oversees the Company’s compliance with the investment and investment risk policies of the Company, including notification to the Board if these risk limits are approached or exceeded. Management reviews these risk limits with the Investment Committee generally quarterly. In addition, the Audit Committee, comprised solely of independent directors, oversees the Company’s enterprise risk management program. In conducting this oversight, the Audit Committee reviews and discusses with management and the Company’s risk and control personnel the Company’s policies and practices with respect to risk assessment and risk management for all non-investment risks identified by management. The Audit Committee also specifically reviews and discusses with management, the independent auditor and risk and control personnel the risks related to financial reporting and controls on at least a quarterly basis. Additionally, the Compensation Committee, comprised solely of independent directors, reviews and discusses with management the extent to which the Company’s compensation policies and practices create or mitigate risks for the Company. The Company believes that its leadership structure promotes effective Board oversight of risk management as the Audit, Compensation and Investment Committees of the Board are comprised primarily of independent directors and actively monitor the Company’s policies and practices with respect to risk assessment and risk management, and the directors are provided with the information necessary to evaluate the Company’s significant risks and strategies for addressing them.

Executive Sessions

Executive sessions where independent or non-management directors meet on an informal basis are held regularly without management participation. At least once a year, the Board schedules an executive session including only independent directors. Such sessions are generally chaired by the Chairperson of the Board.

Communications with Directors

Any director, including the Chairperson of the Board (or the Lead Independent Director when we have one), may be contacted by writing to such director c/o the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Communications to the non-management directors as a group may be sent to the Chairperson of the Board c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, any correspondence to a specified director to such director.

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor, and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in December 2015. The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Audit Committee are Messrs. Igdaloff (Chairperson) and Salcetti and Ms. Mosley, each of whom the Board in its business judgment has determined is independent for audit committee purposes as defined by regulations of the SEC and the NYSE listing standards. The Board of Directors also has determined that all of the Audit Committee members are financially literate as such term is used in the NYSE listing standards and that Messrs. Igdaloff and Salcetti each qualify as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee met 4 times in 2017. For additional information regarding the Committee, see “Audit Information - Audit Committee Report” beginning on page 52 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluating the Chief Executive Officer’s performance annually in light of those goals and objectives and determining and recommending the Chief Executive Officer’s compensation level to the independent directors based on this evaluation; reviewing and approving the compensation for executive officers, including their corporate goals and objectives; reviewing and discussing the Compensation Discussion and Analysis required by the rules of the SEC with senior management and based upon such review and discussion, recommending to the Board that the Compensation

Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable; producing a Compensation Committee Report as required by the rules of the SEC to be included in the Company’s annual proxy statement; overseeing an annual review of the Company’s policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, and, based on the review, making any changes to such policies and practices that the Committee deems to be appropriate; reviewing and approving any employment-related agreement or other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; monitoring compliance with the Company's stock ownership guidelines; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and recommending to the Board for approval director compensation.

Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Committee from time to time has engaged the services of FPL Associates L.P. (“FPL”) as a compensation consultant to assist the Committee in determining appropriate compensation levels for the executive officers and recommend an executive compensation program framework, evaluate non-employee director compensation and provide recommendations regarding employment, severance and change in control policies and agreements. FPL last assisted the Committee in designing the employment agreement for Mr. Boston in 2016 and developing the Executive Incentive Plan that the Company implemented beginning in 2016, at which time the Compensation Committee assessed the independence of FPL pursuant to SEC rules and concluded that the advice it received from FPL was objective and not influenced by other relationships that would be viewed as conflicts of interest. The Company did not engage FPL in 2017 and has no current plans to engage FPL in 2018.

The Committee operates under a written charter last amended by the Board in December 2015. The charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Compensation Committee are Messrs. Salcetti (Chairperson) and Hughes and Ms. Mosley, each of whom the Board, in its business judgment, has determined is independent and otherwise eligible for compensation committee purposes as defined by the NYSE listing standards.

The Compensation Committee met 5 times in 2017. For additional information regarding the Committee, see “Executive Compensation - Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement.

Analysis of Risk Associated with Compensation Policies and Practices

The Compensation Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk-taking by our employees. The most recent review was conducted in February 2018. Management and the Compensation Committee participated in the review, which included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company’s system of internal controls and oversight. The Compensation Committee determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee took into account the structure of our compensation programs, the amount of cash compensation available to employees in the form of base salary, the involvement of the Compensation Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company’s capital or who manage the Company’s risk, and the oversight of the Board of Directors in monitoring certain risk tolerances and internal controls.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee oversees the annual evaluation process of the directors, develops qualifications for director candidates, recommends to the Board of Directors persons to be nominated to serve as directors of the Company, and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee also acts as the Company’s nominating committee. The Nominating & Corporate Governance Committee is responsible for reviewing annually, with the Chief Executive Officer, management succession planning and management development activities and strategies, and reporting to the Board at least annually regarding management succession planning. The Committee operates under a written charter last amended by the Board in December 2015. The charter of the Nominating &

Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Center - Corporate Information - Corporate Governance.” A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Ms. Mosley (Chairperson) and Messrs. Hughes and Igdaloff, each of whom the Board, in its business judgment, has determined is independent as defined by the NYSE listing standards. The Committee met 2 times in 2017.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry. The Committee further considers each candidate’s independence, as defined by the NYSE listing standards. All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the Committee reserves the right to not consider the candidate. Whether the Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time. To be timely, any shareholder desiring to recommend a candidate to be considered by the Nominating & Corporate Governance Committee for nomination at the 2019 Annual Meeting of Shareholders must submit such recommendation in writing to the Secretary of the Company no later than January 2, 2019.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating & Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, character, business experience, age, diversity, accounting and financial expertise, reputation, civic and community relationships, and knowledge and expertise in matters impacting the Company’s industry. The Nominating & Corporate Governance Committee also considers each candidate’s commitment, diligence, education, business acumen, and ability to act in the interests of all shareholders, including whether the candidate may be impacted by any conflicts of interest. The Committee values diversity in its broadest sense and seeks nominees with a complementary range of opinions, industry knowledge, experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Committee recommends to the Board nominees as appropriate based on these principles.

The Board has concluded that each director nominee possesses the personal traits described above. In considering the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes each director nominee possesses are discussed under “Proposal One - Election of Directors” beginning on page 5.

Under the Company’s Corporate Governance Guidelines, directors may not stand for reelection after reaching age 70, except that individuals who were serving as directors on March 11, 2010 (which includes Mr. Igdaloff) may not stand for reelection past age 75.

A shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2019 Annual Meeting of Shareholders if written notice of the shareholder’s intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either

(i) no later than December 29, 2018 and no earlier than September 30, 2018; or (ii) if the 2019 Annual Meeting is held more than 30 days before or after May 15, 2019, then no less than 90 days prior to the 2019 Annual Meeting. The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the number of shares of Company stock beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), including a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Annual Board, Committee and Peer Evaluations

The Board of Directors recognizes that a constructive evaluation process is an essential corporate governance tool to measure Board effectiveness. In accordance with the Company’s Corporate Governance Guidelines, the Nominating & Corporate Governance Committee oversees an annual Board and committee self-evaluation process that involves each director completing detailed questionnaires designed to assess the performance of the Board as a whole and, separately, the performance of each of its committees and individual directors. The Nominating & Corporate Governance Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the then-serving directors attended the 2017 Annual Meeting of Shareholders, except for Mr. Salcetti.

Directors’ Compensation

Director compensation is reviewed and approved by the Board of Directors based on recommendations of the Compensation Committee of the Board. The Compensation Committee reviews director compensation annually in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified directors.

Consistent with the director compensation program established beginning in 2015, each non-employee director received the following cash compensation (to the extent applicable) for 2017 service:

•	an annual retainer of $55,000, paid quarterly and prorated for the number of months served in the case of a director who joined or left the Board during the year;

•	an additional $1,000 for each meeting of the Board attended above 15 meetings a year

•	an additional $1,000 for each meeting of a Board Committee attended as a member above 15 meetings per year;

•	an additional annual retainer of $15,000 for service as the Lead Independent Director, when we have one;

•	an additional annual retainer of $10,000 for service as the Chairperson of the Audit Committee;

•	an additional annual retainer of $5,000 for service as the Chairperson of the Compensation Committee; and

•	an additional annual retainer of $5,000 for service as the Chairperson of the Nominating & Corporate Governance Committee.

In addition, for his service as non-executive Chairperson of the Board, Mr. Akin received an additional annual retainer of $75,000 (prorated for 2017). When Mr. Hughes became the Chairperson of the Board on May 16, 2017, the Board determined to pay him an additional annual retainer of $15,000 for serving as Chairperson of the Board, in lieu of the Lead Independent Director additional annual retainer he had been receiving.
stock
For 2017, each non-employee director, except for Mr. Akin, also received an annual equity award of restricted stock in the amount of $50,000. The number of shares granted totaled 7,430 shares, which was based on the closing price of the common stock on the date of grant, rounded up in the case of a fractional share. These stock awards were granted under the Company’s

2009 Stock and Incentive Plan (the “2009 Plan”) and vest at the end of one year. The Company’s practice is to grant such shares as of the first Friday following each year’s annual meeting of shareholders. If the 2018 Plan proposed in Proposal Three is approved by shareholders, our non-employee directors will be eligible to receive awards under the 2018 Plan going forward.

Directors are reimbursed for expenses related to their attendance at Board or committee meetings.

Effective January 1, 2018, the Board of Directors adopted a new fee structure for non-employee directors. Following a review of non-employee director compensation of several peer companies, the Board concluded that the non-employee directors’ compensation should be increased to be more competitive with director compensation paid by similarly situated companies in terms of market capitalization and business strategy. The new fee structure is as follows:

•	an annual retainer of $60,000, paid quarterly and prorated for the number of months served in the case of a director who joined or left the Board during the year;

•	an annual equity award in the amount of $60,000, with shares determined based on the closing price of common stock on the date of grant;

•	an additional $1,000 for each meeting of the Board attended above 15 meetings a year;

•	an additional $1,000 for each meeting of a Board Committee attended as a member above 15 meetings per year;

•	an additional annual retainer of $25,000 for service as the Chairperson of the Board;

•	an additional annual retainer of $20,000 for service as the Chairperson of the Audit Committee;

•	an additional annual retainer of $5,000 for service as the Chairperson of the Compensation Committee; and

•	an additional annual retainer of $5,000 for service as the Chairperson of the Nominating & Corporate Governance Committee.

Minimum Stock Ownership Guidelines for our Non-Employee Directors

In March 2018, we established minimum share ownership guidelines that require each non-employee director to maintain a minimum equity investment in our Company of three times the annual cash retainer fee paid to non-employee directors. Each non-employee director serving on March 1, 2018 must achieve this ownership level no later than December 31, 2020. Until the minimum ownership level is met, a non-employee director must retain 100% of the after-tax shares from the vesting of our common stock granted to him or her as compensation. The Compensation Committee will review annually each non-employee director’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis. All of our non-employee directors are currently in compliance with the minimum stock ownership guidelines or are scheduled and expected to meet the ownership guidelines by December 31, 2020.

The following table shows the compensation earned by each of the directors for service during 2017:

DIRECTOR COMPENSATION FOR 2017
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Thomas B. Akin (2)	$48,750	$—	$21,708	$70,458
Michael R. Hughes	75,000	50,004	5,444	130,448
Barry A. Igdaloff	65,000	50,004	5,444	120,448
Valerie A. Mosley	55,000	50,004	5,444	110,448
Robert A. Salcetti	60,000	50,004	5,444	115,448

(1)
Mr. Boston, Chief Executive Officer, President and Co-Chief Investment Officer, is not included in this table because he is an executive officer of the Company. Mr. Boston’s compensation for service as an executive officer is included in the Summary Compensation Table on page 32.

(2)	Mr. Akin ceased serving as a director at the 2017 Annual Meeting of Shareholders on May 16, 2017.

(3)
The amounts in this column reflect the grant date fair value of grants of restricted stock to each listed director on May 19, 2017, under the Company’s 2009 Plan, calculated in accordance with ASC Topic 718. The grant date fair value of the restricted stock is based on the closing price of the Company’s common stock on the grant date. As of December 31, 2017, each of Messrs. Hughes, Igdaloff and Salcetti and Ms. Mosley had outstanding 7,430 shares of restricted stock. Mr. Akin’s restricted stock awards granted in prior years were amended to fully vest on May 16, 2017 in connection with his ceasing to serve as a director.

(4)	The amounts in this column reflect dividends paid in 2017 on unvested restricted stock held by the directors.

OWNERSHIP OF STOCK

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of shares of common stock and preferred stock as of March 7, 2018, by: (a) each director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown. The business address of each director and named executive officer is the Company’s principal address.

	Common Stock		Series A Preferred Stock (1)		Series B Preferred Stock (2)
Name	Shares	Percentage (3)	Shares	Percentage (4)	Shares	Percentage (5)
Stephen J. Benedetti (6)	317,616	*	—	*	—	*
Byron L. Boston (7)	594,545	1.06%	—	*	—	*
Michael R. Hughes (8)	163,151	*	—	*	—	*
Barry A. Igdaloff (9)	901,975	1.61%	7,200	*	1,200	*
Valerie A. Mosley (10)	27,469	*	—	*	—	*
Smriti L. Popenoe (11)	137,175	*	—	*	—	*
Robert A. Salcetti (12)	72,969	*	—	*	—	*
All directors and executive officers as a group (7 persons)	2,214,900	3.96%	7,200	*	1,200	*
_______________

*	Percentage of ownership is less than one percent of the outstanding shares.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).

(1)
The shares of Series A Preferred Stock are nonvoting except in very limited circumstances affecting the rights of the holders of such shares and are not convertible into common stock except in connection with certain change in control events.

(2)
The shares of Series B Preferred Stock are nonvoting except in very limited circumstances affecting the rights of the holders of such shares and are not convertible into common stock except in connection with certain change in control events.

(3)	Each percentage is based on 55,996,048 shares of common stock issued and outstanding.

(4)	Each percentage is based upon 2,300,000 shares of Series A Preferred Stock issued and outstanding.

(5)	Each percentage is based upon 3,608,999 shares of Series B Preferred Stock issued and outstanding.

(6)	Amount includes 47,341 restricted shares of common stock over which Mr. Benedetti does not have investment power until such shares vest.

(7)	Amount includes 156,146 restricted shares of common stock over which Mr. Boston does not have investment power until such shares vest.

(8)
Amount includes 6,200 shares of common stock held in Mr. Hughes’ spouse’s IRA account and 32,700 shares of common stock held in Mr. Hughes’ mother-in-law’s account, over which accounts Mr. Hughes shares voting and investment power. Amount also includes 7,430 restricted shares of common stock over which Mr. Hughes does not have investment power until such shares vest on May 18, 2018.

(9)
Amount includes 581,728 shares of common stock, 7,200 shares of Series A Preferred Stock and 1,200 shares of Series B Preferred Stock owned by clients of Rose Capital, of which Mr. Igdaloff is the sole proprietor. Mr. Igdaloff shares the power to vote and dispose of such shares. Amount also includes 7,430 restricted shares of common stock over which Mr. Igdaloff does not have investment power until such shares vest on May 18, 2018 and 3,062 shares held by Mr. Igdaloff’s spouse, over which Mr. Igdaloff shares voting and investment power.

(10)	Amount includes 7,430 restricted shares of common stock over which Ms. Mosley does not have investment power until such shares vest on May 18, 2018.

(11)	Amount includes 49,235 restricted shares of common stock over which Ms. Popenoe does not have investment power until such shares vest.

(12)	Amount includes 7,430 restricted shares of common stock over which Mr. Salcetti does not have investment power until such shares vest on May 18, 2018.

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of shares of common stock by persons or entities known by the Company to be beneficial owners of more than 5% of our voting securities as of March 7, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,005,924 shares (2)	5.4%

(1)	Percentage is based on 55,996,048 shares of common stock issued and outstanding.

(2)
Based solely on information as of December 31, 2017 contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc., including notice that it has sole investment power as to 3,005,924 shares of common stock and sole voting power as to 2,973,219 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and controller, and any persons who own more than 10% of the outstanding shares of common stock to file with the SEC reports of ownership and changes in ownership of common stock. These Section 16 reporters are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Generally, we will prepare all Section 16(a) filings with the SEC for our directors, executive officers and controller. Based solely on a review of the copies of such reports filed with the SEC and written representations from our directors, executive officers and controller that no other reports were required, we believe that our directors, executive officers and controller complied with all such reporting requirements during 2017, except for Mr. Boston and Mr. Jeffrey L. Childress, who each reported one transaction one day late on a Form 4.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including a description of the Company’s compensation philosophies and objectives and a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s named executive officers for 2017. The Company had three executive officers for 2017, who are referred to in this Proxy Statement as our “named executive officers” and are listed below with their current titles:

•	Byron L. Boston, Chief Executive Officer, President and Co-Chief Investment Officer

•	Stephen J. Benedetti, Executive Vice President, Chief Financial Officer and Chief Operating Officer

•	Smriti L. Popenoe, Executive Vice President and Co-Chief Investment Officer

Executive Summary

As discussed further below, pursuant to the Company’s Executive Incentive Plan, the Compensation Committee awarded aggregate incentive compensation to Messrs. Boston and Benedetti and Ms. Popenoe of $2.65 million for 2017 performance versus $1.65 million in aggregate incentive compensation for 2016. The incentive compensation award for the performance periods ended December 31, 2017 of $2.65 million amounted to an achievement of 100.6% of the target components combined for the annual incentive and long-term incentive components. The $2.65 million incentive compensation award is approximately 50% of the $5.26 million maximum incentive compensation available to our executive officers under the Executive Incentive Plan. The long-term incentive component consisted of a 2-year transition performance period ending December 31, 2017. Consistent with the Compensation Committee’s goal of having a clear framework that aligns the Company’s incentive compensation with shareholders, these incentive compensation awards were determined by the Compensation Committee based on an evaluation of corporate and individual performance for the annual and long-term performance periods ended December 31, 2017 compared to specific quantitative and qualitative objectives established by the Compensation Committee pursuant to the Executive Incentive Plan. As discussed more fully beginning on page 23, the achievement of 100.6% of target bonus compensation was a result of achieving above target performance for core net operating income, book value per common share and general and administrative expense efficiency and near or at target performance on certain strategic objectives. The only target for which the Company failed to reach the minimum threshold was the relative total shareholder return (“TSR”) target, despite posting an absolute TSR of 13.8% in 2017. The Compensation Committee did not exercise its discretion under the Executive Incentive Plan to adjust incentive compensation awards for the performance periods ended December 31, 2017.

On March 3, 2017, the Company entered into new employment agreements with Mr. Benedetti and Ms. Popenoe. The new agreements provide for Mr. Benedetti to serve an initial term as Executive Vice President, Chief Financial Officer and Chief Operating Officer and Ms. Popenoe to serve an initial term as Executive Vice President and Co-Chief Investment Officer through March 1, 2019, and include customary provisions for annual extensions. The employment agreements include customary double-trigger provisions for severance in connection with a change in control and do not provide for any tax gross-ups. An additional discussion of the employment agreements for all of our named executive officers begins on page 29.

Consistent with the Company’s goal to build director and executive officer ownership in the Company and to align performance with shareholder interests, in March 2018, the Company adopted stock ownership guidelines for our non-employee directors and executive officers, as discussed in more detail on pages 14 and 20.

Compensation Committee

The Compensation Committee is responsible for the development, oversight and implementation of our compensation program for our executive officers. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the captions “Corporate Governance and the Board of Directors - Committees of the Board - Compensation Committee” and “- Directors’ Compensation.”

Compensation Objectives and Philosophy

Our executive compensation program is designed to attract and retain highly skilled and motivated employees who will manage the Company in a manner to:

•	generate dividends for our shareholders;

•	preserve our capital;

•	advance the interests of our shareholders; and

•	maintain a culture of integrity and ensure that employees are not compensated for excessive risk taking.

We incorporate a pay-for-performance philosophy into the design of our compensation programs by linking incentive compensation to our operating performance and the attainment of both corporate and individual financial, operational and strategic objectives. We also actively promote the ownership of Company stock by our executive officers, including formally establishing stock ownership guidelines and historically paying incentive compensation to officers of the Company in shares of Company stock.

The Compensation Committee understands that the specialized nature and complexities of the Company’s business, and in particular its investment, financing and risk management activities and REIT structure, require individuals with unique skills and experience. The Compensation Committee also understands the potential volatility in the Company’s performance given its use of leverage in its business model to enhance returns to shareholders, and the Company’s exposure to macroeconomic conditions, interest rates, monetary policy (globally but especially in the U.S.), regulatory policy, and fiscal policy. The Company is also exposed to general market conditions for our investments which may impact their performance and their liquidity. Many factors affecting Company performance are beyond its control, and the Compensation Committee has sought to establish a compensation program and performance criteria that accounts for the potential volatility of the Company’s results on a year-to-year basis.

Executive Compensation Practices. The following highlights certain of the Company’s executive compensation and governance practices that we use to drive performance and serve our shareholders’ long-term interests:

Our pay practices include:

✓
Performance-Based Pay - Our compensation program has been structured to align the interests of our executive officers with the interests of our shareholders and, as a result, the majority of total direct compensation is tied to relative and absolute economic return over both short- and long-term time horizons.

✓
Meaningful Stock Ownership Requirements - All of our executive officers are subject to meaningful stock ownership requirements that require the retention of a dollar value of the Company’s stock based on a multiple of base salary.

✓	Annual Risk Assessment - Our Compensation Committee conducts an annual risk assessment of our compensation programs.

Our pay practices do not include:

✗	Tax Gross-Ups - We provide no tax gross-ups, except with respect to our group term life insurance provided to all employees.

✗	Pledging of Owned Shares - We prohibit our executive officers and directors from pledging their owned shares.

✗	Derivatives Trading and Hedging - We prohibit our employees and directors from engaging in any derivatives trading or hedging transactions associated with their holdings of Company stock.

Program Design. Our compensation program is designed to provide levels of compensation that are competitive and also reflective of both the individual’s and the Company’s performance in achieving our goals and objectives. The Compensation

Committee seeks to provide a mix of compensation that will align the short-term and long-term interests of our executive officers with that of our shareholders. The Compensation Committee strives to establish competitive compensation packages which strike a balance between recognition of recent performance and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. Further, it is the intent of the Compensation Committee, and executive management, that this compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers generally be provided in similar fashion to all other employees. The Compensation Committee also believes that it is important to pay a meaningful amount of incentive compensation earned in restricted stock in order to align executive compensation with shareholder performance.

Pay-for-Performance. The primary elements of our compensation program are base salary, incentive compensation (paid in a combination of cash and stock) and to a lesser extent, other benefits or agreements. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation, between short-term and long-term incentives and between guaranteed and “at-risk” compensation.

As part of our pay-for-performance compensation philosophy, we expect a meaningful portion of an executive officer’s total compensation to be at risk, tied to our annual and long-term performance as well as to the creation and protection of shareholder value. We believe that incentive compensation should be tied directly to both corporate performance and individual performance for the applicable performance period, including the achievement of identified goals as they pertain to the areas of our financial performance, and for operations for which the executive officer is personally responsible and accountable. Under our compensation approach, performance that exceeds identified goals results in increased total compensation, and performance that falls below identified goals results in lower total compensation. Reflecting this pay-for-performance philosophy and the variability of incentive compensation paid, over the last three years, executive management received incentive compensation of an average total of $2.14 million, with a low of $1.65 million received for the performance period ended December 31, 2016 and a high of $2.65 million received for the performance periods ended December 31, 2017.

In addition, by paying a significant portion of any incentive compensation in stock, the Company also ensures a focus on longer-term performance objectives by aligning a portion of executive compensation to the Company’s long-term performance, as reflected in dividends paid, changes in book value per common share and its stock price.

Shareholder Alignment. An important consideration for the Compensation Committee is the alignment of management compensation with shareholder interests. This includes the pay-for-performance concepts discussed above such as total economic return, but it is also incorporated in the significant amount of compensation of the executives that is paid in stock and in dividends on unvested restricted stock. As indicated in the charts below, for 2017 approximately 37.3% of the Chief Executive Officer’s and approximately 22.5% of the average of Mr. Benedetti’s and Ms. Popenoe’s compensation was paid in equity and dividends on unvested restricted stock. The Compensation Committee believes that having a portion of compensation tied directly to the value of the Company’s equity and the payment of dividends is critical to ensuring the appropriate alignment with the interests of the Company’s shareholders. In addition, as shown below, approximately 68.3% of Mr. Boston’s 2017 compensation as Chief Executive Officer and approximately 60.2% of the average of Mr. Benedetti’s and Ms. Popenoe’s 2017 compensation as our other named executive officers was linked to the achievement of performance objectives. For purposes of the charts below, compensation consists of base salary and other benefits (401(k) plan match, insurance related premiums and gross-ups and other personal benefits), incentive compensation paid in cash, and incentive compensation paid in stock including dividends paid on restricted stock.

Ownership Guidelines for Executive Officers

The Company’s executive compensation program is designed to provide opportunities for executive officers to build ownership in the Company and to align performance with shareholder interests. Accordingly, in March 2018, we established minimum share ownership guidelines for our executive officers that require each executive officer to maintain a minimum ownership of our common stock based on a multiple of the executive officer’s base salary as of the most recent December 31, as follows:

Multiple of Base Salary
CEO	5x
Other Executive Officers	3x

Each of our executive officers must achieve this ownership level by December 31, 2020. Until the minimum ownership level is met, the executive officer must retain 100% of the after-tax shares from the vesting of our common stock granted to him or her as compensation. The Compensation Committee will review annually each executive officer’s compliance with the minimum stock ownership guidelines and may grant exceptions to these guidelines in special circumstances on a case-by-case basis. All of our executive officers are currently in compliance with the minimum stock ownership guidelines or are scheduled and expected to meet the ownership guidelines by December 31, 2020.

2017 Say on Pay Vote

The Compensation Committee values the input of our shareholders regarding the design and effectiveness of our executive compensation program. At the 2017 Annual Meeting of Shareholders, the Company asked its shareholders to vote to approve, on an advisory basis, the Company’s executive compensation. Although the advisory shareholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other executive officers. Approximately 95.7% of the shareholders who voted on the “say-on-pay” proposal at the 2017 Annual Meeting of Shareholders approved the compensation of our named executive officers, while approximately 4.3% voted against the proposal. In light of such strong support, the Compensation Committee determined that no significant additional changes were needed to the executive compensation program in 2017. Nonetheless, because market practice and our business needs continue to evolve, the Compensation Committee continually evaluates our compensation program and makes changes when warranted.

Company Performance Highlights

	2017	2016	2015
Net income to common shareholders (GAAP)	$23.1 million	$33.9 million	$7.4 million
Comprehensive income (loss) to common shareholders (GAAP)	$47.0 million	$14.1 million	$(26.7) million
Core net operating income to common shareholders (non-GAAP)	$37.0 million	$40.9 million	$49.2 million
Net income to common shareholders per common share (GAAP)	$0.46	$0.69	$0.14
Core net operating income to common shareholders per common share (non-GAAP)	$0.73	$0.83	$0.93
Dividends declared per common share	$0.72	$0.84	$0.96
Total economic return to common shareholders (1)	12.3%	4.0%	(3.9)%
Return on equity - GAAP (2)	6.4%	8.9%	1.6%
Return on equity - Core (3)	10.3%	10.7%	10.3%
Total common shareholder return (4)	13.8%	21.2%	(12.0)%
Book value per common share, period end	$7.34	$7.18	$7.71

(1)	Calculated as the sum of (i) dividends declared on common stock and (ii) change in book value per common share for the period, divided by beginning book value per common share.

(2)	Calculated as net income per common share divided by beginning book value per common share.

(3)	Calculated as defined under the Executive Incentive Plan using the Company’s core net operating income per common share.

(4)	Source: Bloomberg and assumes dividends are reinvested.

Net income to common shareholders on a GAAP basis decreased from 2016 to 2017, while comprehensive income to shareholders markedly increased. Comprehensive income increased from the large increase in unrealized gain on investments, which more than offset a decline in net interest income and an increase in loss on sale of investments. Core net operating income to common shareholders, a non-GAAP measure that the Compensation Committee utilizes to evaluate financial performance of the Company, declined to $37.0 million, or $0.73 per common share versus $40.9 million, or $0.83 per common share in 2016, primarily due to lower net interest spread on investments during the year.  Total economic return to common shareholders was 12.3% versus 4.0% in 2016. Total economic return in 2017 consisted of the sum of (i) $0.72 in dividends declared per common share and (ii) $0.16 increase in book value per common share divided by beginning book value per common share of $7.18. Total economic return in 2016 consisted of the sum of (i) $0.84 in dividends declared per common share and (ii) $0.53 decline in book value per common share divided by beginning book value per common share of $7.71. For further discussion of the Company’s financial performance for 2017, see the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2018, beginning on page 31. For a reconciliation between GAAP (net income to common shareholders) and non-GAAP (core net operating income to common shareholders) financial measures, see page 30 in the same Annual Report on Form 10-K.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors, and in the case of the Chief Executive Officer’s compensation are approved by the independent directors. The Compensation Committee periodically solicits input from FPL and management for information related to peer company compensation and performance. The Compensation Committee also reviews management’s calculations of the achievement of quantitative performance metrics and management’s observations with respect to the achievement of qualitative performance goals.

In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation (for our executive officers as well as our entire employee base), as well as the mix of salary, and incentive compensation, using a number of factors including the following:

•	Historical cash and equity compensation levels;

•
The financial performance of the Company primarily as measured by core net operating income per common share, comprehensive income per common share and total economic return (defined as dividends per share and the change in book value per common share divided by beginning book value per common share);

•	The operating performance of the Company;

•
The performance of the executive officers, as determined by Mr. Boston and reviewed by the Compensation Committee in the case Mr. Benedetti and Ms. Popenoe, and as determined by the Compensation Committee and recommended to the independent directors in the case of Mr. Boston;

•	Total general and administrative expense, and the ratio of such expense as a percentage of shareholders’ equity; and

•	Comparative industry and market data.

With respect to comparative industry data, with assistance from management, and in some years FPL, the Compensation Committee periodically reviews executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group recommended by FPL. The peer group used for comparison purposes may change from year to year but focuses principally on public mortgage REITs that have a similar market capitalization and/or have a similar business to ours or are similar to our Company in complexity. Many mortgage REITs are externally managed and executive officer compensation for them is not readily available. The most recent executive compensation peer group comparison analysis prepared by FPL for the Compensation Committee was in October 2013 and included the following companies: Arbor Realty Trust, Capstead Mortgage Corporation, CYS Investments, Inc., MFA Financial, Inc., New York Mortgage Trust, Inc., Northstar Realty Finance Corp, RAIT Financial Trust and Redwood Trust, Inc. The Compensation Committee did not utilize specific peer company compensation information for determining compensation for 2017 from FPL but instead reviewed compensation of executive officers for several of these mortgage REIT peers, including Arlington Asset Investment Corporation, Capstead Mortgage Corporation, CYS Investments, Inc., MFA Financial, Inc. and New York Mortgage Trust, Inc., based on their proxy statement disclosure in connection with considering salaries of our executive officers and performance targets for 2017 under the Executive Incentive Plan.

In general, our executive officers’ compensation packages are meant to be structured in a manner similar to the peer companies listed above, though there may be significant variation in the types of awards made to executive officers and also the metrics used in incentive compensation plans. Our executive officer compensation may differ in the amount of total compensation or in the amounts allocated to base salaries, annual incentive awards or long-term incentive awards versus the peer group listed above. Overall, the Compensation Committee viewed the level of executive officer compensation as appropriate given our performance and size versus the activities and size of other companies reviewed for 2017.

The table below shows each named executive officer’s total direct compensation for services rendered in 2017, 2016 and 2015. The table below reflects the way the Compensation Committee considers executive compensation versus the Summary Compensation Table on page 32. The table below supplements, but does not replace, the Summary Compensation Table.

Name	Year	Salary	Bonus Awards		Stock Awards (2)	Dividends Paid on Unvested Restricted Stock	Total Annual Salary & Incentive Compensation
			Cash Awards	Stock Awards (1)
Byron L. Boston	2017	$675,000	$678,909	$678,899	$—	$135,839	$2,168,647
	2016	675,000	441,600	441,594	—	197,558	1,755,752
	2015	675,000	562,501	562,499	—	238,322	2,038,322
Stephen J. Benedetti	2017	435,000	426,446	213,187	—	43,027	1,117,660
	2016	375,000	245,346	122,645	—	64,778	807,769
	2015	375,000	314,391	157,167	—	81,323	927,881
Smriti L. Popenoe	2017	435,000	432,548	216,239	—	41,287	1,125,074
	2016	408,000	266,947	133,443	—	59,172	867,562
	2015	408,000	350,558	175,249	—	57,426	991,233

(1)
For 2017, these awards were granted on March 7, 2018 but related to 2017 performance for the annual incentive component of the Executive Incentive Plan and combined 2016 and 2017 performance for the long-term incentive component of the Executive Incentive Plan. For 2016, these awards were granted on February 16, 2017 but related to 2016 performance. For 2015, these awards were granted February 22, 2016 but related to 2015 performance.

(2)	For 2017, 2016 and 2015, no separate stock awards were granted to the executive officers outside of the portion of their bonus awards that was paid in stock.

Components of Executive Compensation

The elements of our compensation program for 2017 included base salary and incentive compensation paid partly in cash and partly in stock awards under our 2009 Plan. These elements are consistent with our compensation program in prior years. We provide certain retirement benefits through our 401(k) Savings Plan. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance, as well as certain perquisites.

Each of the principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by each of the named executive officers during 2017 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary for executive officers other than our Chief Executive Officer and recommends our Chief Executive Officer’s base salary to the independent directors for approval. In determining salaries, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense, particularly relative to our size and equity capital base.

The table below presents the base salary for each of our named executive officers for 2018, 2017 and 2016. The Compensation Committee increased the salaries beginning in 2017 for Mr. Benedetti and Ms. Popenoe to reflect their increased responsibilities and also to bring their base salaries more in line with peer companies. After consideration of a number of factors, including our size and overall expense levels of the Company and the increases in 2017, the Compensation Committee decided not to make any changes to Mr. Benedetti’s and Ms. Popenoe’s base salaries for 2018. The Compensation Committee and the independent directors decided to increase Mr. Boston's base salary for 2018 to $700,000 as a merit increase and to continue to move Mr. Boston's base salary closer to the average CEO base salary of the Company's peers.

	Base Salary
Name	2018	2017	2016
Byron L. Boston	$700,000	$675,000	$675,000
Stephen J. Benedetti	435,000	435,000	375,000
Smriti L. Popenoe	435,000	435,000	408,000

Incentive Compensation. In December 2015, the Company adopted the Executive Incentive Plan to replace the Performance Bonus Program that had been in place for several years. The Executive Incentive Plan, which was effective January 1, 2016, is an annual plan that begins each January 1, and has an annual incentive component (with a 1-year performance period) and a long-term incentive component (with a 3-year performance period, subject to transition provisions) with an aggregate target incentive opportunity for the executive officers set forth in the table below. The plan uses a mix of quantitative and qualitative objectives with a combination of fixed and variable weightings for the metrics included in the Executive Incentive Plan. Payouts under the Executive Incentive Plan comprise both the executive officer’s cash and equity incentive awards in any given year. The Compensation Committee viewed adoption of the Executive Incentive Plan as critical to its efforts to modernize the Company’s incentive compensation program and establish a clear framework while seeking to strengthen alignment with shareholders as it relates to incentive compensation. In developing the Executive Incentive Plan, the Committee felt that it was important to include performance metrics that incent management to create shareholder value, including core net operating income, book value per common share, total economic return and relative total shareholder return and general and administrative expense metrics. Incentive compensation under the Executive Incentive Plan is designed to be performance based and is not guaranteed to be paid in any year.

Individuals serving as executive officers each year will be eligible to participate in the Executive Incentive Plan. For 2017, the participants were Messrs. Boston and Benedetti and Ms. Popenoe, each of whom is a named executive officer.

Each year, a participant is granted an incentive opportunity equal to the following percentages of his/her base salary as of January 1 of that year:

	Minimum Incentive Opportunity	Target Incentive Opportunity	Maximum Incentive Opportunity
CEO	—%	200%	400%
EVP	—%	150%	300%

Bonuses under the Executive Incentive Plan are earned by the participants based on the achievement of various performance goals for the applicable annual or long-term performance period. The table below summarizes the target and maximum incentive opportunities granted to our executive officers for 2017.

Name	2017 Base Salary	Target Incentive Opportunity	Maximum Incentive Opportunity
Byron L. Boston	$675,000	$1,350,000	$2,700,000
Stephen J. Benedetti	435,000	652,500	1,305,000
Smriti L. Popenoe	435,000	652,500	1,305,000

Annual Incentive Component. The annual incentive component consists of the following performance goals, weighted as follows. The annual incentive component for each year will comprise 80% of each participant’s total incentive opportunity granted for that year.

Metric	Weighting (of total incentive opportunity)
Core return on equity to common shareholders (Core ROE)	0% - 40%
Book value per common share	0% - 40%
Corporate/individual objectives	40%

At the beginning of each year, the Compensation Committee establishes the weightings and the minimum, target and maximum performance targets for the annual incentive component goals, including the corporate and individual objectives and related weightings for each participant for the 1-year performance period. Core ROE is calculated using the Company’s core net operating income per basic common share divided by book value per common share at the end of the prior period. The corporate/individual objectives may be different for each participant and may consist of quantitative or qualitative Company or individual goals, including but not limited to: annual and/or longer-term performance versus a benchmark and/or a select group of peers; general and administrative expense efficiency ratio; attainment of Company strategic objectives; and attainment of personal objectives.

To determine each participant’s annual incentive bonus earned, after the end of each 1-year performance period, the Compensation Committee determines the level of performance achieved with respect to each of the annual incentive component performance goals. Performance for each goal can range from 0-200% and is calculated based on linear interpolation in the case of the Core ROE and Book value per common share goals. Performance with respect to the corporate/individual objectives is determined by the Compensation Committee in its good faith discretion in accordance with the criteria previously established. Subject to the Compensation Committee’s ability to increase or decrease the bonus amount by up to 10% in its discretion (without exceeding the maximum incentive opportunity), each participant’s bonus amount for the annual incentive component will be equal to the performance level achieved for the relevant performance goal, multiplied by the relevant weighting for such goal, multiplied by the participant’s target incentive opportunity percentage, multiplied by the participant’s applicable base salary amount.

Long-Term Incentive Component. The long-term incentive component consists of the following performance goal, weighted as follows. The long-term incentive component for each year will comprise 20% of each participant’s total incentive opportunity granted for that year:

Metric	Weighting (of total incentive opportunity)
Annualized Total Economic Return (TER)	20%

At the beginning of each year, the Compensation Committee establishes the minimum, target and maximum performance targets for the annualized total economic return (“TER”) goal for the long-term performance period, which is 3 years, except during the first 2 transition years of the Executive Incentive Plan (i.e., 2016 and 2017) where this component had a 1-year performance period and a 2-year performance period, respectively. TER is calculated as the sum of (A) the change in the Company’s GAAP book value per common share over the performance period and (B) the cumulative dividends declared by the Company during the performance period, divided by the book value per common share at the beginning of the period and further divided by 3 (or 1 or 2 in the case of the transition performance periods).

To determine each participant’s long-term incentive bonus earned, after the end of each long-term performance period, the Compensation Committee determines the level of performance achieved with respect to the TER performance goal. Performance can range from 0-200% and is calculated based on linear interpolation. Subject to the Compensation Committee’s ability to increase or decrease the bonus amount by up to 10% in its discretion (without exceeding the maximum incentive opportunity), each participant’s bonus amount for the long-term incentive component will be equal to the performance level achieved for the TER performance goal, multiplied by 20%, multiplied by the participant’s target incentive opportunity percentage, multiplied by the participant’s applicable base salary amount.

To further align the participants’ interests with those of shareholders, the bonus amounts determined for the annual incentive component and for the long-term incentive component for any performance period are paid partly in shares of the Company’s common stock, as follows:

	Cash	Stock
CEO	0% - 50%	50% - 100%
EVP	66.67%	33.33%

The allocation between cash and stock for the EVP bonus amounts is fixed. A minimum of 50% of each of the Chief Executive Officer’s bonus amounts is paid in stock, with the exact allocation determined by the Compensation Committee for each bonus payment. The stock portion of the bonus amount for the annual incentive component is paid in restricted stock, vesting in equal 1/3 installments around the 1st, 2nd and 3rd anniversaries of the grant. The stock portion of the bonus amount for the long-term incentive component is paid in unrestricted stock, although this will change if the 2018 Plan proposed in Proposal Three is approved by shareholders. In each case, the stock will be granted under the Company’s 2009 Plan (or its successor). The cash and stock portions of any annual or long-term incentive bonus earned under the Executive Incentive Plan are paid no later than the March 15 following the end of each performance period.

Bonus Goals and Payouts. As discussed previously, the annual incentive component opportunity equals 80% of the total opportunity and the long-term incentive component equals 20% of the total opportunity under the Executive Incentive Plan. The following tables show the performance metrics/objectives for the annual incentive component for 2017 and the long-term incentive component for the two-year performance period ended December 31, 2017, as well as the weightings of these objectives, the minimum, target and maximum performance targets for each objective, and the achievement against each objective on a gross and weighted average basis. For the annual incentive component for 2017, the Compensation Committee approved the same individual objectives for each participant in the Executive Incentive Plan. The Compensation Committee reviewed the corporate and individual performance of Messrs. Boston and Benedetti and Ms. Popenoe, and bonus payouts were determined under the Executive Incentive Plan based on their achievement of the performance goals.

Annual Incentive Component for 2017
Performance Metric/Objective	Weighting	Performance Target			Value Achieved	Percentage Achieved	Weighted Average Percentage Achieved
		Minimum	Target	Maximum
Core ROE (1)	20.0%	1.4%	9.0%	16.0%	10.3%	118.7%	23.7%
Book value per common share	20.0%	$6.46	$7.18	$7.90	$7.34	122.2%	24.5%
Corporate/Individual Objectives:
Comparative TSR (2)	8.0%	30% rank	50% rank	70% rank or higher	25% rank	—%	—%
General & administrative (G&A) expense (3)	4.0%	$13.2 million	$12.8 million	$12.4 million	$12.2 million	200.0%	8.0%
Strategic objectives (4)	28.0%	—%	100.0%	200.0%	N/A	92.5%	25.9%
TOTALS	80.0%						82.1%

(1)
Core ROE is computed as (i) the Company’s core net operating income per basic common share for the performance period, divided by (ii) the Company’s book value per common share at December 31 of the year before the performance period.

(2)
The Compensation Committee approved comparative TSR as a corporate objective under the Executive Incentive Plan for 2017. The Company’s comparative TSR is calculated versus a peer group consisting of the following companies: AGNC Investment Corp., ARMOUR Residential REIT, Inc., Anworth Mortgage Asset Corporation, Capstead Mortgage Corporation, CYS Investments, Inc., Ellington Financial LLC, Invesco Mortgage Capital Inc., MFA Financial, Inc., AG Mortgage Investment Trust, Inc., MTGE Investment Corp., New York Mortgage Trust, Inc., and Two Harbors Investment Corp.

(3)
General & administrative expense is measured as (i) the Company’s total general and administrative expenses, (ii) less (a) accrued bonus expense and (b) litigation costs, if any, as defined by the Executive Incentive Plan.

(4)
With respect to the strategic objectives under the 2017 annual incentive component of the Executive Incentive Plan, the Compensation Committee evaluated performance on a scale of 0% (minimum) to 200% (maximum) based on performance criteria announced to the participants at the beginning of 2017.

Long-Term Incentive Component for Two-Year Performance Period Ended December 31, 2017
Performance Metric	Weighting	Performance Target			Value Achieved	Percentage Achieved	Weighted Average Percentage Achieved
		Minimum	Target	Maximum
TER	20.0%	4.29%	8.0%	16.0%	7.7%	92.5%	18.5%

As it relates to the corporate objectives, the Compensation Committee established a target of the 50th percentile for comparative TSR and a minimum of the 30th percentile, with maximum performance being the 70th percentile or greater. The Company achieved a ranking of the 25th percentile despite having a TSR of 14% for 2017, and accordingly did not reach the minimum percentile to earn that portion of the incentive bonus. The Compensation Committee established a target of $12.8 million for G&A expense in 2017 as defined under the Executive Incentive Plan and a maximum goal of $12.4 million to earn the maximum bonus percentage for this component. During 2017, the Company incurred $12.2 million in G&A expenses, as defined under the Executive Incentive Plan, and, therefore, the maximum bonus percentage was achieved for this component.
The strategic objectives for the executives for 2017, which could be achieved from 0 - 200%, were as follows:

•	Grow the Company’s capital base;

•	Execute on investment and risk strategy, tactically allocating capital and balancing book value, earnings and risk;

•	Develop/manage dividend strategy for the environment;

•	Update/implement investor strategy;

•	Improve operational effectiveness;

•	Continue to develop the intellectual capital and talent of the Company; and

•	Maximize funding relationships to reduce funding costs and liquidity risks.

The Compensation Committee reviewed the individual performance of Messrs. Boston and Benedetti and Ms. Popenoe with respect to their contributions to meeting these strategic objectives for 2017 and, in addition, the performance of their responsibilities as Chief Executive Officer, President and Co-Chief Investment Officer; Chief Financial Officer and Chief Operating Officer; and Co-Chief Investment Officer, respectively. The Compensation Committee noted that management had met the majority of the objectives by among other things, raising $79 million in new capital, reallocating capital into fixed-rate residential mortgage-backed securities (“RMBS”) from adjustable rate RMBS, expanding the Company's investor base, developing several new funding relationships which resulted in reduced borrowing costs during the year versus more traditional sources of funding, and making a number of operational enhancements. Based on the accomplishments above and the contribution of each of the executive officers, the Compensation Committee awarded an aggregate achievement of 92.5% for the strategic objectives portion of the annual incentive component for 2017.

Based on the achievement with respect to each of the objectives set for the annual and two-year long-term performance periods ended December 31, 2017, pursuant to the Executive Incentive Plan, our executive officers earned 82.1% of the target opportunity available under the annual incentive component and 18.5% of the target opportunity available under the long-term incentive component, for a total of 100.6% of the target opportunity. The Compensation Committee did not exercise its discretion to make any adjustments to the bonus payout for amounts for the annual and two-year long-term performance periods ended December 31, 2017. The tables below summarize the amounts earned and awarded for the annual incentive component and the long-term incentive component under the Executive Incentive Plan:

Annual Incentive Component for 2017
Metric	Weighted Average Percentage Achieved	Byron L. Boston	Smriti L. Popenoe	Stephen J. Benedetti
Base Salary as of January 1, 2017		$675,000	$435,000	$435,000
Target incentive bonus %		200%	150%	150%
Portion of incentive opportunity		80%	80%	80%
Target incentive bonus		$1,080,000	$522,000	$522,500

Annual Incentive Component Earned	82.1%	$1,108,173	$535,619	$535,619

Long-Term Incentive Component for Two-Year Performance Period Ended December 31, 2017
Metric	Percentage Achieved	Byron L. Boston	Smriti L. Popenoe	Stephen J. Benedetti
Base Salary as of January 1, 2016		$675,000	$408,000	$375,000
Target incentive bonus %		200%	150%	150%
Portion of incentive opportunity		20%	20%	20%
Target incentive bonus		$270,000	$122,400	$112,500

Long-Term Incentive Component Earned	18.5%	$249,635	$113,168	$104,014

Mr. Boston's incentive payments for the annual and two-year long-term performance periods ended December 31, 2017 were paid 50% in cash and 50% in stock. The Committee did not exercise its discretion to increase the amount of the incentive payment to Mr. Boston paid in stock. Mr. Benedetti's and Ms. Popenoe's incentive payments for the annual and two-year long-term performance periods ended December 31, 2017 were paid two-thirds in cash and one-third in stock in accordance with the Executive Incentive Plan. The actual amounts earned by Messrs. Boston and Benedetti and Ms. Popenoe for the annual and two-year long-term performance periods ended December 31, 2017 under the Executive Incentive Plan were paid in 2018 and are reported as “Non-Equity Incentive Plan Compensation” for 2017 in the Summary Compensation Table on page 32.

Clawback Provision. The Executive Incentive Plan is currently the Company’s only compensation plan providing for incentive compensation. Per the terms of the plan, any bonus amount paid, in cash or stock, under the Executive Incentive Plan is subject to clawback in the event repayment is required by any Company clawback policy or law or regulation or stock exchange requirement applicable to the Company.

Long-Term Equity Incentives. Since 2010, long-term equity incentives have been awarded to executive officers in the form of restricted stock. The goal of the Compensation Committee in granting equity incentives is to directly link an executive’s compensation opportunities with creating and protecting shareholder value and to encourage our executive officers to think like owners of the Company. In particular, the Compensation Committee views restricted stock as a strong alignment of interests by making employees direct owners of the Company while providing incentive for employees to remain with the Company as their shares vest.

The Compensation Committee uses multi-year vesting of equity incentive awards. Multi-year vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Recent awards of restricted stock generally vest over three-year periods. Equity incentive awards are currently made pursuant to our 2009 Plan; however, if the 2018 Plan proposed in Proposal Three is approved by shareholders, our named executive officers will be eligible to receive awards under the 2018 Plan going forward.

As noted above, payouts under the Executive Incentive Plan are anticipated to comprise both the executive officer’s cash and equity incentive awards in any given year. No separate awards of stock were granted to the executive officers and employees for 2017 performance outside of the Executive Incentive Plan bonus awards that were paid partly in shares of stock.

Timing of Long-Term Incentive Awards. We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the long-term incentive awards to our executive officers, as well as stock grants awarded to directors, depending on whether the information is favorable or unfavorable. Our historical practice with respect to the timing of long-term incentive awards, including payments under the Executive Incentive Plan, has been to approve such grants once each year in the first quarter of the year following the year to which the award pertains. Long-term incentive restricted stock awards for 2015, 2016 and 2017 performance were granted to certain officers and employees of the Company. The 2015, 2016 and 2017 grants occurred in the first quarter of 2016, 2017 and 2018, respectively, in each case after the Company had released its fourth quarter results for the year. We anticipate that any future grants will be awarded on a timetable similar to our historical practice.

Non-employee directors receive annual grants of restricted stock on the first Friday following the annual meeting of shareholders, generally in May or June of each year, which shares vest at the end of one year.

In the case of grants to our non-employee directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make equity grants and that a consistent application of our equity granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The equity awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive or director compensation. Historically, when we granted options or stock appreciation rights, we based the exercise price on the closing price of our common stock on the grant date.

Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our other employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees.  The 401(k) Savings Plan has historically allowed eligible employees to defer up to 25% of their eligible compensation, and we have made discretionary matching contributions on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation.  In 2016, the amount that eligible employees are permitted to defer was increased to 100% of their eligible compensation, but the discretionary matching contribution was not changed. Eligible employee deferrals and matching contributions under the 401(k) Savings Plan are subject to limitations imposed by the Internal Revenue Code.

Other Benefits and Perquisites. The Company provides our executive officers with perquisites and other personal benefits on a limited basis with overall compensation program objectives to attract and retain high quality executives. The Compensation Committee has reviewed the levels of perquisites and other personal benefits provided to our executive officers and the Compensation Committee believes them to be appropriate.

In 2016 and 2015, the Company paid certain legal fees incurred by Mr. Boston in connection with the ongoing negotiation of his new employment agreement.

Details of perquisites provided to the executive officers are set forth in footnotes to the Summary Compensation Table.

Employment Agreements.  As of December 31, 2017, we had employment agreements with Messrs. Boston and Benedetti and Ms. Popenoe.

Mr. Boston.  On December 8, 2016, the Company entered into a new employment agreement with Mr. Boston, replacing his July 31, 2009 employment agreement and September 7, 2011 relocation agreement. The Compensation Committee authorized management to engage in a shareholder outreach effort with the Company’s largest shareholders during 2015 to better understand shareholders’ perspectives on the Company’s executive compensation program. While investors had varying perspectives, a few common themes emerged from the discussions, including a desire to see (1) a greater link between Chief Executive Officer pay and Company performance, (2) less Compensation Committee discretion with respect to incentive awards for executives, (3) longer performance periods for performance-based awards and (4) performance metrics that are viewed to more closely link executive pay with shareholder value, such as TSR. The Compensation Committee carefully considered the feedback received during this outreach effort in negotiating the new agreement with Mr. Boston. As a result, the primary areas of shareholder concern regarding his prior agreement were changed, including the elimination of a “single trigger” provision for severance in connection with a “change in control” (as defined in the agreement) and the elimination of any tax gross-ups.

Mr. Boston’s employment agreement provides for Mr. Boston to serve as Chief Executive Officer of the Company with an initial term through December 31, 2019.  The term will be automatically extended for an additional year on December 31, 2019, unless either the Company or Mr. Boston gives written notice of non-renewal at least 90 days prior to the renewal date. The agreement provides for Mr. Boston to receive an annual base salary of at least $675,000, subject to annual increases or decreases by the Board, provided that the annual base salary may only be decreased below $675,000 with Mr. Boston’s consent and may not be decreased following a “change in control” (as defined in the agreement). Under the agreement, Mr. Boston is eligible to receive equity compensation awards to the extent determined by the Board and is eligible to participate in the Executive Incentive Plan (or any successor plan), with a minimum target incentive opportunity each year of 200% of his base salary. Mr. Boston is also entitled to participate in the employee and executive benefit plans and programs offered by the Company in which other senior executives of the Company are eligible to participate, including medical, dental, life and disability insurance and retirement, deferred compensation and savings plans, in accordance with the terms and conditions of such plans.  Under the agreement, Mr. Boston will be provided with a cell phone and personal data assistant for his use, and the Company will pay for any business-related usage fees for such items. Mr. Boston will also be entitled to reimbursement for the cost of an annual executive medical services program.

The agreement provides that Mr. Boston may be terminated by the Company with or without “cause” (as defined in the agreement). If Mr. Boston resigns for “good reason” (as defined in the agreement) or his employment is terminated without cause not in connection with a change in control, Mr. Boston will be entitled to receive a lump sum severance payment equal to two times the sum of (i) his annual base salary at the time of termination and (ii) the average of his “annual incentive award” (as defined in the agreement) paid for the prior three years. Mr. Boston will also be entitled to receive any amounts already earned but not yet paid (or his “accrued obligations,” as defined in the agreement); continued medical, dental, life and disability insurance coverage for 24 months; “prorated incentive awards” (as defined in the agreement) for the year of termination and other open performance periods (prorated for time through the date of termination and for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals); and full vesting of any unvested equity awards.

The agreement contains a “double trigger” provision for severance in a change in control context. Under this “double trigger” provision, if Mr. Boston resigns for “good reason” or his employment is terminated without cause on or within two years after a change in control, he will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) his annual base salary at the time of termination and (ii) the average of his annual incentive award paid for the prior three years. Mr. Boston will also be entitled to receive his accrued obligations; continued medical, dental, life and disability insurance coverage for 36 months; prorated incentive awards for the year of termination and other open performance periods; and full vesting of unvested equity awards.

If Mr. Boston’s employment terminates due to death, the agreement provides for a lump sum payment to his estate of his accrued obligations plus an amount equal to the sum of (i) Mr. Boston’s annual base salary at the time of his death and (ii) the average of his annual incentive award paid for the prior three years. His estate will also be entitled to his prorated incentive awards for the year of death and other open performance periods and full vesting of his unvested equity awards. If Mr. Boston’s employment terminates due to disability, he will be entitled to receive his accrued obligations, incentive awards for the year of termination and other open performance periods (prorated for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and full vesting of any unvested equity awards.

If the Company determines not to renew Mr. Boston’s employment agreement on December 31, 2019 or does not offer Mr. Boston a comparable replacement employment agreement to be effective on December 31, 2020, in each case other than for cause, Mr. Boston will be entitled to receive the same payments discussed above for termination without cause or resignation for good reason, either not in connection with a change in control or on or within two years after a change in control, as applicable depending on when the non-renewal or termination occurs.

Except for his accrued obligations, payment of all of the severance payments discussed above (other than in the event of death) is contingent on Mr. Boston’s signing and not revoking a release in favor of the Company.

In certain cases, some or all of the payments and benefits provided on termination of Mr. Boston’s employment may be delayed for six months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, with any payments due after the six-month period being paid at the normal payment date provided for under the agreement. In the case of benefits that are delayed, Mr. Boston would pay the cost of benefit coverage during the six-month delay period and then be reimbursed by the Company at the end of the six-month period.

The agreement eliminates the right to receive any gross-up payment on any tax imposed on Mr. Boston and provides for change in control severance benefits on a “best net” approach, under which the change in control severance benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause Mr. Boston to receive more after-tax compensation than without a reduction.

The agreement also provides for a clawback of any incentive compensation by the Company, including both equity and cash compensation, to the extent required by federal or state law or regulation or stock exchange requirement. Under the agreement, Mr. Boston is also subject to certain restrictive covenants in favor of the Company, including (i) a confidentiality covenant that applies during and following his employment, (ii) a non-solicitation covenant that applies during and for 12 months following his employment, and (iii) a non-competition covenant that applies during his employment and for 90 days following his employment if he does not receive severance benefits and for 6 months following his employment if he receives severance benefits.

Mr. Benedetti and Ms. Popenoe. On March 3, 2017, the Company entered into new employment agreements with Mr. Benedetti and Ms. Popenoe. Mr. Benedetti’s employment agreement replaced his severance agreement, dated June 11, 2004 as amended December 31, 2008. Ms. Popenoe did not have a prior employment agreement with the Company. The terms of Mr. Benedetti’s and Ms. Popenoe’s employment agreements are substantially the same as Mr. Boston’s employment agreement, except as follows. Mr. Benedetti’s and Ms. Popenoe’s employment agreements provide for initial terms through March 1, 2019. These terms will be automatically extended for an additional year on March 1, 2019, unless either the Company or Mr. Benedetti or Ms. Popenoe, respectively, gives written notice of non-renewal at least 90 days prior to the renewal date. The agreements provide for Mr. Benedetti and Ms. Popenoe to each receive an annual base salary of at least $435,000, provided that the annual base salary may only be decreased below $435,000 with Mr. Benedetti’s or Ms. Popenoe’s consent and may not be decreased following a “change in control” (as defined in the agreement). Under the agreements, Mr. Benedetti and Ms. Popenoe are eligible to receive equity compensation awards to the extent determined by the Board and are eligible to participate in the Executive Incentive Plan (or any successor plan), with a minimum target incentive opportunity each year of 150% of base salary.

If either Mr. Benedetti or Ms. Popenoe resigns for “good reason” (as defined in the agreement) or his or her employment is terminated without cause not in connection with a change in control, they will be entitled to receive a lump sum severance payment equal to 1.5 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her “annual incentive award” (as defined in the agreement) paid for the prior three years. Mr. Benedetti and Ms. Popenoe will also be entitled to receive their accrued obligations; continued medical, dental, life and disability insurance coverage for 18 months; prorated incentive awards for the year of termination and other open performance periods; and full vesting of any unvested equity awards.

If Mr. Benedetti or Ms. Popenoe resign for “good reason” or his or her employment is terminated without cause on or within two years after a change in control, they will be entitled to receive a lump sum severance payment equal to 2.24 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual incentive award paid for the prior three years. Mr. Benedetti and Ms. Popenoe will also be entitled to receive their accrued obligations; continued medical, dental, life and disability insurance coverage for 27 months; prorated incentive awards for the year of termination and other open performance periods; and full vesting of any unvested equity awards.

See further discussion under “Potential Payments upon Termination or Change in Control” below.

Limitations on Deductibility of Compensation

In making compensation decisions, the Compensation Committee has considered Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which limits the federal income tax deductibility of certain compensation in excess of $1 million paid to certain executive officers.  Certain compensation, including certain forms of “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m).  The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of the Company’s overall compensation philosophy.  The Compensation Committee currently believes, however, that it is generally in the Company’s and its shareholders’ best interest for the Compensation Committee to retain discretion and flexibility to develop appropriate compensation programs and establish appropriate compensation levels. As a result, the Compensation Committee awards compensation that is not fully deductible under Section 162(m) when it believes it is in the best interest of the Company and its shareholders to do so, as it has done in recent years with respect to the named executive officers’ compensation.

For 2017, approximately $1,065 thousand and $3 thousand of the compensation for Mr. Boston and Ms. Popenoe, respectively, was not deductible under Section 162(m).  In approving compensation for 2017, the Compensation Committee considered the requirements of Section 162(m) for the performance-based compensation exemption and determined that the need for discretion and flexibility in the Company’s compensation program, particularly with respect to bonus awards, outweighed the related loss of tax deductibility.

Section 162(m) was amended on December 22, 2017 by the Tax Cuts and Jobs Act. Under the Tax Cuts and Jobs Act, Section 162(m) will now apply to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other employee for the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. In addition, the exception under Section 162(m) for performance-based compensation will no longer be available for compensation paid by the Company in taxable years beginning after December 31, 2017, except for certain grandfathered performance-based compensation. In 2018, the Compensation Committee will review the Tax Cuts and Jobs Act and its application and impact, if any, on the Company’s compensation program.

Limitations on Certain Short-term or Speculative Transactions in the Company’s Securities

The Board of Directors has approved a Statement of Policy Regarding Trading in Company Securities (the “Insider Trading Policy”) that applies to all directors, officers and employees of the Company and helps ensure that the Company’s personnel bear the full risks and benefits of stock ownership. The Insider Trading Policy prohibits directors and executive officers, among others, from engaging in short-term or speculative transactions in the Company’s securities, such as short sales, trading in publicly-traded derivative securities, and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers, among others, from holding the Company’s securities in margin accounts and from pledging the Company’s securities.

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robert A. Salcetti, Chairperson
Michael R. Hughes
Valerie A. Mosley

Compensation Committee Interlocks and Insider Participation

No current member of the Compensation Committee is, and no member who served during 2017 was, a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any current member of the Compensation Committee or member who served during 2017.

Compensation of Executive Officers

Compensation for our executive officers is administered under the direction of our Compensation Committee.  In the tables and discussion below, we summarize the compensation earned during 2017, 2016, and 2015 by Messrs. Boston and Benedetti and Ms. Popenoe. The Company had no other executive officers during 2017.

Summary Compensation Table for 2017

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Byron L. Boston Chief Executive Officer, President and Co-Chief Investment Officer	2017	$675,000	$—	$—	$1,357,808	$154,290	$2,187,098
	2016	675,000	—	—	883,194	219,184	1,777,378
	2015	675,000	1,125,000	—	—	278,618	2,078,618
Stephen J. Benedetti Executive Vice President, Chief Financial Officer and Chief Operating Officer	2017	435,000	—	—	639,633	62,881	1,137,514
	2016	375,000	—	—	367,991	84,732	827,723
	2015	375,000	471,558	—	—	101,357	947,915
Smriti L. Popenoe Executive Vice President and Co-Chief Investment Officer	2017	435,000	—	—	648,787	59,015	1,142,802
	2016	408,000	—	—	400,390	76,600	884,990
	2015	408,000	525,807	—	—	74,853	1,008,660

(1)
Bonus amounts earned for the executive officers in 2015 were determined by the Compensation Committee on a discretionary basis and are, therefore, included in the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” column. The amounts reported include both the cash portion of the executive officer’s discretionary bonus award as well as the portion that was paid in restricted shares of the Company’s common stock for 2015 performance. Both the cash portion and the restricted shares portion of these bonus awards were paid in the year following the year of performance.

(2)
No stock awards were granted to the executive officers in 2017, 2016 or 2015 outside of the portion of the bonus award paid in shares of the Company’s common stock, which is included in the “Non-Equity Incentive Plan Compensation” column for 2017 and 2016 and in the “Bonus” column for 2015.

(3)
Bonus amounts earned for 2017 under the Executive Incentive Plan for Messrs. Boston and Benedetti and Ms. Popenoe include (a) the actual bonus amount earned for 2017 performance under the annual incentive component and (b) the actual bonus amount earned for performance during the two-year transition period ended December 31, 2017 under the long-term incentive component, and in each case include both the cash portion of the bonus award and the portion that was paid in shares of the Company’s common stock.  Bonus amounts earned for 2016 under the Executive Incentive Plan for Messrs. Boston and

Benedetti and Ms. Popenoe include (a) the actual bonus amount earned for 2016 performance under the annual incentive component and (b) the actual bonus amount earned for performance during the one-year transition period ended December 31, 2016 under the long-term incentive component, and in each case include both the cash portion of the bonus award and the portion that was paid in shares of the Company’s common stock. For further information, see “Incentive Compensation” beginning on page 23. In each case, the cash portion and the shares portion of these bonus awards were paid in the year following the year in which the applicable performance criteria was achieved.

(4)	The following table presents the components of “All Other Compensation” in the table above for each of the executive officers for 2017:

	Byron L. Boston	Stephen J. Benedetti	Smriti L. Popenoe
Dividends paid on unvested restricted stock	$135,839	$43,027	$41,287
Matching contributions to the Company’s 401(k) Savings Plan	16,200	16,200	16,200
Group term life insurance premiums	1,032	552	360
Gross up expenses related to the group term life insurance	79	42	28
HSA Company contributions	—	1,920	—
Long-term disability insurance premiums	1,140	1,140	1,140
Total other compensation	$154,290	$62,881	$59,015

All compensation that we have paid to Messrs. Boston and Benedetti and Ms. Popenoe has been determined as described above in our “Compensation Discussion and Analysis” section.

Grants of Plan-Based Awards for 2017

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target ($)	Maximum ($)
Byron L. Boston
Annual Component (1)	$—	$1,080,000	$2,160,000
Long-Term Component (2)	—	270,000	540,000
Stephen J. Benedetti
Annual Component (1)	—	522,000	1,044,000
Long-Term Component (2)	—	130,500	261,000
Smriti L. Popenoe
Annual Component (1)	—	522,000	1,044,000
Long-Term Component (2)	—	130,500	261,000

(1)
Reflects the target and maximum amounts that the executive officers could earn for 2017 performance under the annual incentive component of the Executive Incentive Program, absent exercise of discretion by the Compensation Committee to increase or decrease the award by up to 10% but not above the maximum. There is no threshold amount under the Executive Incentive Program. The actual amounts earned by Messrs. Boston and Benedetti and Ms. Popenoe for 2017 performance under this component, which were paid partly in cash and partly in shares of restricted stock with a three-year vesting period, are reported as “Non-Equity Incentive Plan Compensation” for 2017 in the Summary Compensation Table on page 32.

(2)
Reflects the target and maximum amounts that the executive officers could earn for performance during the three-year period ending December 31, 2019 under the long-term incentive component of the Executive Incentive Program, absent exercise of discretion by the Compensation Committee to increase or decrease the award by up to 10% but not above the maximum. There is no threshold amount under the Executive Incentive Program. The actual payout, if any, of this long-term incentive component of the Executive Incentive Plan granted in 2017 will be reported in the Summary Compensation Table reporting compensation for 2019.

Holdings of Stock-Based Awards

The table below presents information regarding restricted stock held by each of our named executive officers as of December 31, 2017. None of our named executive officers held any options or stock appreciation rights as of December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Byron L. Boston	165,554	1,160,534
Stephen J. Benedetti	52,193	365,873
Smriti L. Popenoe	49,819	349,231

(1)	All of these shares were granted under the Company’s 2009 Plan. See the following table for details of the vesting for each grant of restricted stock:

Name	Grant Date	Restricted Shares	Vesting Schedule
Byron L. Boston	01/21/14	21,469	Vests on February 15, 2018
	02/25/15	27,141	Vests on February 15, 2018
	02/22/16	60,290	Vests in equal annual installments on February 15, 2018 and February 15, 2019
	02/16/17	56,654	Vests in equal annual installments on February 15, 2018, February 15, 2019 and February 15, 2020
Stephen J. Benedetti	01/21/14	8,303	Vests on February 15, 2018
	02/25/15	11,310	Vests on February 15, 2018
	02/22/16	16,846	Vests in equal annual installments on February 15, 2018 and February 15, 2019
	02/16/17	15,734	Vests in equal annual installments on February 15, 2018, February 15, 2019 and February 15, 2020
Smriti L. Popenoe	02/25/15	13,913	Vests on February 15, 2018
	02/22/16	18,784	Vests in equal annual installments on February 15, 2018 and February 15, 2019
	02/16/17	17,122	Vests in equal annual installments on February 15, 2018, February 15, 2019 and February 15, 2020

(2)
This amount represents the fair market value of the restricted stock as of December 29, 2017, the last business day of 2017, based on the closing price of the Company’s common stock of $7.01 on that date.

Option Exercises and Stock Vested

The table below presents information regarding restricted stock held by our executive officers that vested during 2017.

Option Exercises and Stock Vested for 2017 (1)

Name	Stock Awards
	Vesting Date	Vesting Date Stock Price per Share (2) ($)	Number of Shares Acquired On Vesting (#) (3)	Value Realized on Vesting (2) ($)
Byron L. Boston	02/15/17	$6.69	104,808	$701,166
	03/15/17	$6.86	7,435	51,004
			112,243	$752,170

Stephen J. Benedetti	02/15/17	$6.69	34,220	$228,932

Smriti L. Popenoe	01/01/17	$6.82	12,500	$85,250
	02/15/17	$6.69	23,303	155,897
			35,803	$241,147

(1)	None of the executive officers exercised any stock options or stock appreciation rights during 2017.

(2)
Value realized is the number of shares multiplied by the closing stock price of the Company’s common stock on the date of vesting. For purposes of this table, where a vesting date was a non-business day, the Company’s common stock closing stock price on the business day prior to the vesting date was used.

(3)	Represents the total number of restricted shares that vested during 2017, without taking into account any shares that were withheld for applicable tax obligations.

Nonqualified Deferred Compensation for 2017

The Company does not have a nonqualified deferred compensation plan.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Potential Payments upon Termination or Change in Control

The following table shows the estimated payments to or benefits to be received by each of the named executive officers upon the following termination events or upon a change in control of the Company, in each case assuming that the termination event or the change in control occurred on December 31, 2017, and assuming a stock price of $7.01, which was the closing stock price of the Company’s common stock on December 29, 2017. The amounts reflected in the following table are estimates, as the actual amounts to be paid to or received by a named executive officer can only be determined at the time of termination or change in control.

The following table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change in control event and, as a result, excludes amounts accrued through December 31, 2017, such as accrued but unpaid salary and bonus amounts for completed performance periods, already vested equity awards and vested account balances under the 401(k) Savings Plan. The table also excludes any amounts that are available generally to all salaried employees and in a manner that does not discriminate in favor of our executive officers.

Payments and Benefits	Death (1)	Termination Due to Disability	Termination Without Cause or for Good Reason Not in Connection with Change in Control (2)	Termination Without Cause or for Good Reason within 2 Years Following a Change in Control (3) (4)	Termination For Cause or Without Good Reason	Change in Control with no Related Termination
Byron L. Boston
Severance (5)	$1,755,699	$—	$3,511,398	$5,249,540	$—	$—
Executive Incentive Plan (5) (6)	317,875	683,640	317,875	317,875	—	—
Restricted Stock - Accelerated Vesting (7)	1,160,534	1,160,534	1,160,534	1,160,534	—	1,160,534
Health & Welfare Benefits (5) (8)	—	—	42,791	64,187	—	—
Total	$3,234,108	$1,844,174	$5,032,598	$6,792,136	$—	$1,160,534

Stephen J. Benedetti
Severance (5)	$886,218	$—	$1,329,328	$1,985,129	$—	$—
Executive Incentive Plan (5) (6)	141,639	312,426	141,639	141,639	—	—
Restricted Stock - Accelerated Vesting (7)	365,873	365,873	365,873	365,873	—	365,873
Health & Welfare Benefits (5) (8)	—	—	29,726	44,589	—	—
Total	$1,393,730	$678,299	$1,866,566	$2,537,230	$—	$365,873

Smriti L. Popenoe
Severance (5)	$956,869	$—	$1,435,304	$2,143,387	$—	$—
Executive Incentive Plan (5) (6)	148,239	322,326	148,239	148,239	—	—
Restricted Stock - Accelerated Vesting (7)	349,231	349,231	349,231	349,231	—	349,231
Health & Welfare Benefits (5) (8)	—	—	32,093	48,140	—	—
Total	$1,454,339	$671,557	$1,964,867	$2,688,997	$—	$349,231

(1)
Under their employment agreements, if Messrs. Boston’s or Benedetti’s or Ms. Popenoe’s employment terminates due to death, his or her estate will be entitled to receive a lump sum payment of an amount equal to the sum of (i) his or her annual base salary at the time of his or her death and (ii) the average of his or her annual incentive award paid for the prior three years.

(2)
Under his employment agreement, if Mr. Boston resigns for good reason or his employment is terminated without cause not in connection with a change in control, he will be entitled to receive a lump sum severance payment equal to two times the sum of (i) his annual base salary at the time of termination and (ii) the average of his annual incentive award paid for the prior three years. Under their employment agreements, if Mr. Benedetti or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause not in connection with a change in control, he or she will be entitled to receive a lump sum severance payment equal to 1.5 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual incentive award paid for the prior three years.

(3)
Under his employment agreement, if Mr. Boston resigns for good reason or his employment is terminated without cause on or within two years after a change in control, he will be entitled to receive a lump sum severance payment equal to 2.99 times the sum of (i) his annual base salary at the time of termination and (ii) the average of his annual incentive award paid for the prior three years. Under their employment agreements, if Mr. Benedetti or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause on or within two years after a change in control, he or she will be entitled to receive a lump sum severance payment equal to 2.24 times the sum of (i) his or her annual base salary at the time of termination and (ii) the average of his or her annual incentive award paid for the prior three years.

(4)
Messrs. Boston’s and Benedetti’s and Ms. Popenoe’s employment agreements provide for change in control benefits on a “best net” approach, under which the executive’s change in control benefits will be reduced to avoid the golden parachute excise tax under Section 280G of the Internal Revenue Code only if such a reduction would cause him or her to receive more after-tax compensation than without a reduction. The amounts shown in this column do not reflect any reductions that might be made pursuant to these provisions.

(5)	Messrs. Boston and Benedetti and Ms. Popenoe must sign and not revoke a general release (other than in the event of death) in order to be entitled to receive these amounts.

(6)
Under Messrs. Boston’s and Benedetti’s and Ms. Popenoe’s employment agreements, if before the end of a performance period, employment terminates due to death, or he or she resigns for good reason or his or her employment is terminated without cause whether or not in connection with a change in control, he or she or his or her estate will be entitled to receive prorated incentive awards for any open performance periods (prorated for time through the date of termination and for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals) and if his or her employment terminates due to disability before the end of a performance period, he or she will be entitled to receive incentive awards for any open performance periods (prorated for performance at the greater of target or actual performance in the case of financial goals and at maximum in the case of non-financial and individual goals). The prorated amounts shown in this row reflect TER performance at target for the long-term incentive award with performance period ending December 31, 2018 and at actual performance for the long-term incentive award with performance period ending December 31, 2019.

(7)
Restricted shares granted to the executive officers become fully vested upon (a) a change in control, (b) termination of the executive officer’s employment due to disability, death, or retirement (with the consent of the Compensation Committee) at or after age sixty-five where there is no cause for termination or (c) termination of the executive officer’s employment for good reason (if defined an applicable employment agreement) or termination of the executive officer’s employment without cause. None of the named executive officers were eligible for retirement under these provisions as of December 31, 2017.

(8)
Under his employment agreement, if Mr. Boston resigns for good reason or his employment is terminated without cause, he will be entitled to receive continued medical, dental, life and disability insurance coverage for 24 months in the case of termination not in connection with a change in control and for 36 months in the case of termination on or within two years after a change in control. Under their employment agreements, if Mr. Benedetti or Ms. Popenoe resigns for good reason or his or her employment is terminated without cause, he or she will be entitled to receive continued medical, dental, life and disability insurance coverage for 18 months in the case of termination not in connection with a change in control and for 27 months in the case of termination on or within two years after a change in control. The amounts shown in this row represent the net present value of the estimated benefits costs in each case.

CEO Pay Ratio

As required by SEC rules, we are providing our shareholders the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.

We determined that the 2017 annual total compensation of the median compensated employee, from of all our employees who were employed as of December 31, 2017, other than our Chief Executive Officer, was $186,172; our Chief Executive Officer’s 2017 annual total compensation was $2,187,098; and the ratio of these amounts was 1 to 11.7.

As of December 31, 2017, our total population consisted of 17 employees, all located in the United States. This population consisted of all of our full-time and part-time employees.

To identify the median compensated employee, we used Medicare wages and tips for the period from January 1, 2017 to December 31, 2017 as reported to the Internal Revenue Service on Box 5 of Form W-2. We did not annualize pay for those individuals not employed for a full year in 2017 or make any cost-of-living adjustments in identifying the median compensated employee. Once we identified our median compensated employee, we calculated the median compensated employee’s and our Chief Executive Officer’s 2017 annual total compensation in accordance with the requirements of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL TWO

ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are providing our shareholders the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability, prudently preserve our capital, and advance the interests of our shareholders. Under this program, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 17 for additional details about our executive compensation program, including information about the fiscal year 2017 compensation of our named executive officers and changes we made to our incentive compensation approach.

The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting for this proposal. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related disclosure.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the outcome of this vote when making future compensation decisions regarding our executive officers.

We anticipate that the next vote on a say-on-pay proposal will occur at the 2019 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL THREE

APPROVAL OF THE DYNEX CAPITAL, INC. 2018 STOCK AND INCENTIVE PLAN

The Company is asking shareholders to approve the Dynex Capital, Inc. 2018 Stock and Incentive Plan (also referred to in this Proxy Statement as the “2018 Plan”), which was adopted by the Board of Directors on March 19, 2018, subject to shareholder approval, based on the recommendation of the Compensation Committee (for purposes of this discussion, the “Committee”). If approved by shareholders, the 2018 Plan, which reserves 3,000,000 shares of common stock for issuance, will become effective as of May 15, 2018 and will replace the Dynex Capital, Inc. 2009 Stock and Incentive Plan (the “2009 Plan”), which will expire on May 12, 2019. If shareholders do not approve the 2018 Plan at the Annual Meeting, any future equity awards would be granted under the 2009 Plan until its expiration date.

As of March 7, 2018, the Company had 666,864 shares of common stock remaining available for grants under the 2009 Plan. If the 2018 Plan is approved by shareholders, no new awards will be granted under the 2009 Plan after the Annual Meeting. Awards previously granted under the 2009 Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the 2009 Plan will be transferred to or used under the 2018 Plan. Awards under the 2009 Plan that are forfeited will not be available for awards under the 2018 Plan.

The more significant features of the 2018 Plan are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2018 Plan. To aid your understanding, the full text of the 2018 Plan, as proposed for approval by shareholders, is provided in Appendix A to this Proxy Statement.

2018 Plan Highlights

The 2018 Plan provides for the grant to key employees, non-employee directors, consultants and advisors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance cash awards (collectively, the “awards”).

The Board of Directors believes a competitive equity incentive program is essential to offer compensation that aligns participants’ interests with those of our shareholders, based on a pay-for-performance philosophy that is consistent with prudent risk management. As a replacement for the 2009 Plan that will expire on May 12, 2019, the Board of Directors believes the 2018 Plan will be an important factor in maintaining a compensation program that emphasizes pay-for-performance and places a meaningful portion of an executive officer’s total compensation at risk, tied to our annual and long-term performance as well as to the creation and protection of shareholder value. Additionally, the Board of Directors and the Company believe strongly in a shareholder-friendly structure that emphasizes an owner-operator mentality. The Board of Directors believes that a robust equity and performance-related plan is key to maintaining shareholder alignment.

Some of the key features of the 2018 Plan that enable the Company to maintain sound governance practices in granting awards include:

•No “Evergreen” Provision: Shares authorized for issuance under the 2018 Plan are not automatically replenished.

•Annual Limits: The 2018 Plan imposes an annual limit on equity and cash awards to participants.

•No Discounted Stock Options or SARs:  The 2018 Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of the Company’s common stock on the grant date.

•No Repricing of Stock Options or SARs:  The 2018 Plan generally prohibits the repricing of stock options or SARs without shareholder approval.

•No Liberal Share Recycling:  Under the 2018 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option or SAR exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit.

•Minimum Vesting Periods: Subject to accelerated vesting under certain circumstances, the 2018 Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals. These minimums are applicable to at least 95% of the maximum number of shares authorized for delivery under the 2018 Plan.

•Protective Provisions and Clawback: The 2018 Plan provides for the forfeiture of outstanding awards upon a participant’s termination for cause and subjects all awards under the 2018 Plan to repayment as required by the terms of any recoupment or clawback policy in effect at the Company from time to time or as required by applicable law, regulation or stock exchange requirement.

•Independent Committee Administration:  Awards under the 2018 Plan are granted by the Committee, which is composed entirely of independent directors.

•Term of the 2018 Plan:  No awards may be granted under the 2018 Plan more than ten years from the date of shareholder approval.

Historically, the Company has granted equity awards under the 2009 Plan in connection with its annual compensation program for non-employee directors and incentive compensation for executives. A key feature of the Company’s executive compensation program is alignment of management compensation with shareholder interests, which includes paying a significant portion of executive compensation in stock and in dividends on unvested restricted stock. Payouts under the Executive Incentive Plan are anticipated to comprise both the executive officer’s cash and equity incentive awards in any given year. No separate awards of stock were granted to the executive officers and employees for 2017 performance outside of the Executive Incentive Plan bonus awards that were paid partly in shares of stock. As discussed further below under “Key Data,” the Company believes it has historically taken a responsible approach to equity compensation.

In determining the number of shares to be available for awards under the 2018 Plan, the Company considered a number of factors. Important considerations included the ability to allocate 100% of the Chief Executive Officer’s Executive Incentive Plan bonus payment in stock in any given year, and the anticipated growth of the Company given the current and expected opportunities to expand the Company's future business operations. Also considered were the levels of past share usage, potential dilution to shareholders, and published positions of certain of the Company’s largest shareholders. The Committee anticipates that the shares of common stock that will be available for awards under the 2018 Plan if shareholders approve this proposal will provide the Company with flexibility to grant awards under the 2018 Plan for the foreseeable future, based on the Company’s current evaluation of expected future needs. The total number of shares awarded in any one year or from year to year may change based on any number of variables, such as the value of the Company’s common stock (because higher stock prices generally require that fewer shares be issued to produce awards with the same grant date fair market value), changes in the number of Company employees and/or non-employee directors, whether and to what extent vesting conditions are satisfied, any acquisition activity, the number of shares that become available for new awards pursuant to the terms of the 2018 Plan (for example, as a result of forfeitures) and changes in how the Company elects to balance total compensation between cash and equity-based awards.

Key Data

As of March 7, 2018, the Company had 55,996,048 shares of common stock issued and outstanding, and the per share closing price of the Company’s common stock as reported on the NYSE was $6.28. If the 2018 Plan is approved by shareholders, no new awards will be granted under the 2009 Plan after the Annual Meeting.

Overhang and Potential Dilution. The following table provides certain additional information regarding total time-based restricted stock awards outstanding under the 2009 Plan as of December 31, 2017 and March 7, 2018. There were no other equity awards outstanding on such dates.

Overhang	December 31, 2017	March 7, 2018
Outstanding, unvested shares of restricted stock under the 2009 Plan	353,103	334,509
Shares available for grant under the 2009 Plan	785,962	666,864

Potential dilution is a ratio representing the sum of (1) the total number of shares underlying outstanding equity awards and (2) the total number of shares available for future awards, divided by the sum of (a) the total number of shares underlying outstanding equity awards, (b) the total number of shares available for future awards and (c) the total number of shares of common stock outstanding. As of March 7, 2018, the Company’s potential dilution under the 2009 Plan was approximately 1.76%. If the 2018 Plan is approved by shareholders, no new awards will be granted under the 2009 Plan and only the 3,000,000 shares of stock reserved under the 2018 Plan will be available for future awards. If the 2018 Plan had been in effect on March 7, 2018 under these circumstances, the Company’s potential dilution would be approximately 5.62%.

Burn Rate. The following table provides certain additional information regarding the Company’s burn rate under the 2009 Plan for the last three years.

	Year Ended December 31,			Three-Year Average Burn Rate
	2015	2016	2017
Shares of restricted stock granted	263,829	214,878	138,166
Shares of unrestricted stock granted	—	—	13,545
Total shares granted	263,829	214,878	151,711
Weighted average common shares outstanding	52,847,197	49,114,497	50,416,520
Burn rate	0.50%	0.44%	0.30%	0.41%

While the Company is aware of the potential dilutive effect of equity awards, the use of equity is a key component of the Company’s compensation program and the Company remains mindful of its responsibility to shareholders in granting equity awards.

Purpose of the 2018 Plan

The purpose of the 2018 Plan is to promote the success of the Company by providing greater incentive to key employees, non-employee directors, consultants and advisors to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value, consistent with the Company’s risk management practices. The 2018 Plan is designed to provide flexibility to the Company in its ability to attract, retain the services of and motivate key employees, non-employee directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operations largely depends.

Administration

The 2018 Plan will be administered by the Committee, which will be the Compensation Committee (or an appropriate sub-committee thereof) unless the Board of Directors determines otherwise. The Committee has the power to select plan participants and to grant awards on terms the Committee considers appropriate. In addition, subject to the terms of the 2018 Plan, the Committee has the authority, among other things, to construe and interpret the plan, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award or the termination of any restrictions applicable to any award, and to make all other determinations for administration of the 2018 Plan. The Committee may delegate authority under the 2018 Plan to the Company’s Chief Executive Officer and Chief Financial Officer acting jointly, except in the case of awards to the Company’s executive officers or any individual who is subject to Section 16 of the Exchange Act.

Eligibility

The 2018 Plan provides that awards may be granted to key employees, non-employee directors, and consultants and advisors of the Company and certain of its subsidiaries. Key employees include officers or other employees of the Company and certain of its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Consultants and advisors include certain individuals providing bona fide consulting or advisory services to the Company or certain of its subsidiaries. If shareholders approve this proposal, seventeen employees and four non-employee directors would be eligible to receive awards under the 2018 Plan, as of March 7, 2018. In addition, although consultants and advisors are eligible to receive awards under the 2009 Plan and would be eligible to receive awards under the 2018 Plan, the Company has historically not granted awards to consultants and advisors. The Committee would consider, on a case-by-case basis, whether individual consultants or advisors would be eligible for awards under the 2018 Plan.

No Repricing

The 2018 Plan prohibits stock option and SAR repricing, including by way of exchange for another award (except in connection with a corporate transaction such as a change of control or an event referred to in the “Changes in Capitalization and Similar Changes” section below) unless the repricing is submitted to and approved by shareholders.

Shares Subject to the 2018 Plan

Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2018 Plan is 3,000,000.

In general, if any award granted under the 2018 Plan terminates, expires or lapses for any reason other than as a result of exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the 2018 Plan. In contrast, any shares withheld by the Company, delivered by the participant, or otherwise used to pay the exercise price of an option or SAR or to satisfy withholding taxes associated with an award will not be available for future awards under the 2018 Plan. Further, in the event shares are withheld or delivered in connection with an option or SAR exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.

Annual Limits on Awards

Under the 2018 Plan, the maximum aggregate number of shares with respect to which equity awards may be granted in any calendar year to a participant will be 400,000 and the maximum aggregate dollar amount of cash awards granted in any calendar year to a participant will be $4,000,000.

Minimum Vesting

Subject to accelerated vesting under certain circumstances approved by the Committee, the 2018 Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals. These minimums are applicable to at least 95% of the maximum number of shares authorized for delivery under the 2018 Plan.

Performance Goals

For any award granted under the 2018 Plan subject to performance-based vesting, exercisability or other conditions, the Committee will determine the performance period during which a performance goal must be met. The performance period will generally be at least one year, subject to applicable provisions of the 2018 Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Committee. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

If shareholders approve this proposal, then under the 2018 Plan, at the Committee’s discretion, the performance goals for any performance period may include, but are not limited to, one or more of the following: (i) stock value or increases therein, (ii) total shareholder return, relative total shareholder return or comparative total shareholder return, (iii) total shareholder equity, (iv) operating revenue, (v) commodity revenue, (vi) book value or book value growth, book value per share or per common share or growth in book value per share or per common share, (vii) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (viii) dividends, (ix) dividends paid, (x) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (xi) diluted and basic earnings per share or diluted earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events, (xii) net earnings, (xiii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (xiv) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures), (xv) cash flow, operating cash flow and/or free cash flow (either before or after dividends), (xvi) cash from operations, (xvii) operating or other expenses or growth thereof, (xviii) operating efficiency, (xix) return on equity, (xx) return on tangible equity or return on tangible common equity, (xxi) return on assets, portfolio assets, net assets, capital or investments (including return on total capital or return on invested capital), (xxii) return on operating revenue, (xxiii) sales or revenues or growth thereof, (xxiv) portfolio growth, (xxv) servicing volume, (xxvi) production volume, (xxvii) improvement in or attainment of working capital levels, (xxviii) improvement in or attainment of expense levels, (xxix) assets under management or growth thereof, (xxx) cost control measures, (xxxi) regulatory compliance, (xxxii) gross, operating or other margins, (xxxiii) efficiency ratio (as generally recognized and used for financial reporting and analysis), (xxxiv) operating ratio, (xxxv) income or net income (either before or after taxes), (xxxvi) operating income, net operating income, or core net operating income, (xxxvii) interest income, (xxxviii) net interest income, (xxxix) net interest margin, (xl) non‑interest income, (xli) non-interest expense, (xlii) delinquency ratios, (xliii) credit loss levels, (xliv) credit quality, net charge-offs and/or non-performing assets, (xlv) provision expense, (xlvi) productivity, (xlvii) satisfactory internal or external audits, (xlviii) improvement of financial ratings, (xlix) achievement of balance sheet or income statement objectives, (l) quality measures, (li) peer ranking or peer performance based on a public index, (lii) peer ranking or peer performance based on a Committee-determined group of peers, (liii) number or dollar amount of securities sold, (liv) debt reduction, (lv) gain on sale of investments, (lvi) achievement of risk management objectives, (lvii) achievement of strategic performance objectives or other strategic objectives, (lviii) achievement of merger or acquisition objectives, (lix) implementation, management or completion of critical projects or processes, (lx) market capitalization, (lxi) total enterprise value (market capitalization plus debt), (lxii) economic value added, (lxiii) total economic return, (lxiv) general and administrative expense (either including or excluding litigation costs), (lxv) debt leverage (debt to capital), (lxvi) market share or (lxvii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non‑recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). In the Committee’s discretion, the performance goals may be particular to a participant and applied either individually, alternatively, or in any combination, subset or component, to the performance of the Company as a whole or to the performance of a subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the award. In addition, the performance goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.

Types of Awards under the 2018 Plan

Stock Options.  A stock option entitles the participant to purchase shares of the Company’s common stock at the exercise price. Stock options granted under the 2018 Plan may be incentive stock options or non-qualified stock options, although non-employee directors, consultants and advisors are not eligible to receive incentive stock options. The Committee will fix the exercise price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the grant date). The value in incentive stock options, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the 2018 Plan or any other similar plan maintained by the Company is limited to $100,000 per participant. To the extent approved by the Committee, the exercise price may be paid in cash, by delivery of shares of common stock having a fair market value at the time of exercise equal to the exercise price, by the Company withholding shares otherwise issuable upon the exercise having a fair market value at the time of exercise equal to the exercise price, through a “cashless exercise” involving a broker, or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that stock options will not be exercisable after ten years from the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, five years from the grant date).

Restricted Stock Awards.  Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria. Holders of restricted stock will have voting and, unless otherwise provided by the Committee, dividend rights.

Restricted Stock Unit Awards.  A restricted stock unit is an award that is valued by reference to a share of common stock. Payment of the value of restricted stock units will not be made until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria.

Holders of restricted stock units have no right to vote the shares represented by the units unless and until the underlying shares are issued. While holders of restricted stock units are not eligible to receive dividend payments on the units (because dividend payments are only available for shares that have been issued and are outstanding), the Committee may provide for payment of deemed dividends or similar distributions with respect to a restricted stock unit award under such terms and subject to such limitations as the Committee deems appropriate, provided, however, that any deemed dividends or similar distributions for a restricted stock unit that is subject to performance goals may be accumulated but not paid unless and until the applicable period of restriction has ended and the performance goals have been met.

Payment for vested restricted stock units may be made, as determined by the Committee, in cash or shares of common stock or a combination thereof at the time of vesting or, if provided for in the award agreement, on a delayed basis either electively or mandatorily. If paid on a delayed basis, the payment amount may be adjusted for deemed interest or earnings or on such other basis as the Committee may provide.

Stock Appreciation Right Awards. A SAR is the right to the equivalent of the increase in the value of a specified number of shares over a specified period of time. The Committee will fix the exercise price at the time the SAR is granted, but the exercise price of a SAR cannot be less than 100% of the fair market value of the common stock on the award date.

Each SAR award will entitle the holder, upon exercise, to receive the excess of the fair market value of the common stock subject to the award over the exercise price of the SAR. SARs may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that SARs will not be exercisable after ten years from the grant date. Payment of value shall be made at the time of exercise in cash or shares of common stock or a combination thereof as determined by the Committee.

Performance Unit Awards.  A performance unit is a fixed dollar award or an award that is valued by reference to a share of common stock based on performance goals established and certified by the Committee. The Committee will determine the terms and conditions of each performance unit award, including the performance goals and performance period. Performance units may be paid in cash or shares of common stock or a combination thereof as determined by the Committee.

Holders of performance units have no right to vote the shares represented by the units unless and until the underlying shares are issued. While holders of performance units are not eligible to receive dividend payments on the units (because dividend payments are only available for shares that have been issued and are outstanding), the Committee may provide for payment of dividend equivalents with respect to a performance unit award under such terms and subject to such limitations as the Committee deems appropriate, provided, however, that any such dividend equivalents may be accumulated but not paid unless and until the applicable performance goals have been met.

Performance Cash Awards. A performance cash award is a cash award based on performance goals established and certified by the Committee.

Minimum Stock Ownership Guidelines and Holding Period

Consistent with the Company’s goal to build director and executive officer ownership in the Company and to align performance with shareholder interests, in March 2018, the Company adopted stock ownership guidelines for our non-employee directors and executive officers, as discussed in more detail on pages 14 and 20. Until the minimum equity investment is met, each non-employee director and each executive officer must retain all after-tax shares of common stock granted to him or her as compensation under the 2018 Plan.

Transferability

In general, stock options, restricted stock, restricted stock units, SARs, and performance units granted under the 2018 Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant or, if permitted by the Committee, pursuant to a domestic relations order. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death. The 2018 Plan does permit the Committee to provide for non-qualified stock options that are transferable to certain family members (or certain related trusts, partnerships or entities), in accordance with applicable securities laws.

Termination of Employment or Service

Unless otherwise provided by the Committee, in the event a participant terminates employment or service due to retirement (as defined in the applicable policy of the Company in effect at that time or as otherwise defined in the award agreement), then, provided that no cause exists to terminate such participant’s employment or service, and provided further that the participant is subject to a non-competition agreement on the date of retirement, all options or SARs that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each time-based award of restricted stock or restricted stock units will lapse and such award will be vested, and the Committee will determine the extent, if any, to which awards subject to performance goals may vest.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated due to death or disability, all options or SARs that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each time-based award of restricted stock or restricted stock units will lapse and such award will be vested, and the Committee will determine the extent, if any, to which awards subject to performance goals may vest.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated involuntarily not for cause, then, provided that the termination did not occur in connection with a “change of control” (as defined in the 2018 Plan), and provided further that the participant is subject to a non-competition agreement on the date of termination, all options or SARs that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each time-based award of restricted stock or restricted stock units will lapse and such award will be vested, and the Committee will determine the extent, if any, to which awards subject to performance goals may vest.

Unless otherwise provided by the Committee, in the event a participant terminates his or her employment or service for “good reason” (as defined in the 2018 Plan), then, provided that the termination did not occur in connection with a “change of control” (as defined in the 2018 Plan), and provided further that the participant is subject to a non-competition agreement on the date of termination, the Committee may, in its sole discretion, waive the automatic forfeiture of some or all of the unvested portion of each award held by the participant and provide for such vesting as it deems appropriate.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated for cause, the unvested portion and the vested portion not yet paid or exercised of each award held by the participant will be automatically forfeited to the Company and no further exercise of an option or SAR will be allowed.

Unless otherwise provided by the Committee, in the event a participant terminates employment or service for any reason not described above, the unvested portion of each award held by the participant will be automatically forfeited to the Company.

Change of Control

In the event of a “change of control” (as defined in the 2018 Plan), the Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for acceleration of the vesting, delivery, and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement, or cancellation of any award by the Company, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (iii) provide for the replacement of any stock-settled award with a cash-settled award; (iv) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change of control and to retain the economic value of the award; or (v) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change of control.

Changes in Capitalization and Similar Changes

As is customary in equity compensation plans of this nature, in the event of any change in the outstanding shares of the Company’s common stock by reason of any stock dividend, stock split or combination, spin-off, recapitalization, merger, or similar transaction or change in the Company’s capital stock, the aggregate number and kind of shares reserved under the 2018 Plan, the exercise price of options and/or SARs, annual limits, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Committee in its discretion. For instance, a two-for-one stock split would generally double the number of shares reserved under the 2018 Plan. Similarly, a two-for-one stock split would generally double the number of shares covered by each outstanding stock option and reduce the corresponding exercise price by one-half.

Termination of or Changes to the 2018 Plan

The Board of Directors may terminate, amend, or modify the 2018 Plan in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code, under the rules and regulations under Section 16 of the Exchange Act, under the rules and regulations of the exchange on which the Company’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. No termination, amendment, or modification of the 2018 Plan, other than in connection with a change of control or capital adjustment pursuant to the 2018 Plan or as required by applicable law, may adversely affect any awards previously granted under the 2018 Plan without the participant’s written consent.

Duration

Unless terminated sooner by the Board of Directors as described above, the 2018 Plan will be of unlimited duration to facilitate administration of awards issued under the plan, but no award will be granted under the 2018 Plan after May 14, 2028.

Clawback

All awards granted under the 2018 Plan (whether vested or unvested) will be subject to repayment to (i.e., clawback by) the Company or a related entity as determined in good faith by the Committee or the Board in the event repayment is required by the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time or by applicable federal or state law or regulation or applicable listing standard of any exchange on which the stock is then listed or reported, but in no event with a look-back period of more than three years, unless otherwise required by applicable federal or state law or regulation or applicable listing standard. Such recovery could in certain circumstances require repayment or forfeiture of awards or any shares or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards under the 2018 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of any participant’s death.

Stock Options.  A participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes.

A participant who exercises an incentive stock option will not be subject to taxation at the time of exercise, nor will the Company be entitled to a deduction for federal income tax purposes. The difference between the exercise price and the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant’s alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding period (i.e., the later of two years from the grant date or one year from the exercise date) will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the required holding period will result in a "disqualifying disposition" and will subject the participant to taxation at ordinary income rates in the year of disposition, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock.  A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture (i.e., has vested), less the consideration paid for the restricted stock (if any).

However, a participant may elect, under Section 83(b) of the Internal Revenue Code within 30 days of the grant of the restricted stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock on the grant date (determined without regard to the restrictions) over the amount of the purchase price of the restricted stock (if any). Thereafter, if the shares are forfeited before they have vested, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long-term or short-term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

Restricted Stock Units and Performance Units.  A participant will not realize income in connection with the grant of a restricted stock unit or a performance unit or the credit of any related deemed dividends or dividend equivalents to his or her account. Upon settlement of a restricted stock unit or performance unit and delivery of shares of common stock and/or cash to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a federal income tax deduction at the time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit or performance unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Appreciation Rights. A participant who exercises a SAR will realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. The Company generally will be entitled to a corresponding deduction for federal income tax purposes. If the participant receives common stock upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Performance Cash Awards. A participant will not recognize any taxable income at the time a performance cash award is granted. When the terms and conditions to which a performance cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Section 409A.  Section 409A of the Internal Revenue Code (“Section 409A”) imposes certain requirements on non-qualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are "specified employees", Section 409A requires that such individual’s distribution commence no earlier than six months after the individual's separation from service.

Under current Internal Revenue Service guidance, certain awards under the 2018 Plan are excluded from non-qualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which shares of the Company’s common stock are issued, stock appreciation rights under which shares of the Company’s common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting and performance units that are paid at or shortly after vesting. Depending on their specific terms, other awards under the 2018 Plan may be treated as non-qualified deferred compensation to which Section 409A applies, and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.

The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

As discussed more fully beginning on page 14, the Company has adopted a new fee structure for non-employee directors. Under the new fee structure, beginning in 2018, compensation for non-employee directors will include an annual equity award in the amount of $60,000, with shares determined based on the closing price of the Company’s common stock on the date of grant, rounded up in the case of a fractional share. In connection with the Annual Meeting, the Company anticipates granting restricted stock to each non-employee director in the amount of $60,000, with the number of shares determined based on the closing price of the Company’s common stock on May 18, 2018. If shareholders approve the 2018 Plan at the Annual Meeting, the Company anticipates granting these shares of restricted stock under the 2018 Plan. If shareholders do not approve the 2018 Plan, the Company anticipates granting these shares of restricted stock under the 2009 Plan. The following table sets forth certain information regarding the anticipated grants of restricted stock to the non-employee directors.

New Plan Benefits
Name and Position	Dollar Value ($) (1)
All current non-executive directors as a group (4 persons)	240,000

(1)
Dollar value reflects the aggregate value of restricted stock awards anticipated to be granted May 18, 2018 to all current non-employee directors. The number of shares will be determined based on the closing price of the Company’s common stock on the date of grant and, therefore, cannot be determined until the date of grant.

Other than the anticipated grants of restricted stock to the non-employee directors discussed above, no determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the 2018 Plan will be granted in the future if shareholders approve the 2018 Plan at the Annual Meeting and, therefore, the benefits to be awarded under the 2018 Plan are not currently determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2017 with respect to the Company’s common stock that may be issued under the 2009 Plan, which is the only compensation plan under which equity securities are currently authorized for issuance.

Equity Compensation Plan Information
Plan Category (1)	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Shareholders
2009 Stock and Incentive Plan	—	—	785,962
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—
Total	—	—	785,962

(1)	This table does not include the 3,000,000 shares to be reserved for issuance under the 2018 Plan if shareholders approve the 2018 Plan at the Annual Meeting.

(2)
Reflects shares available to be granted under the 2009 Plan in the form of stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance share awards, stock units and incentive awards. If shareholders approve the 2018 Plan at the Annual Meeting, no additional awards will be granted under the 2009 Plan.

(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE DYNEX CAPITAL, INC. 2018 STOCK AND INCENTIVE PLAN.

RELATED PERSON TRANSACTIONS

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Business Conduct and Ethics provides that the Company’s personnel, including directors and officers, are expected to avoid any situation in which their personal interests conflict, or have the appearance of conflicting, with those of the Company. Our Corporate Governance Guidelines also provide that the Company will generally refrain from entering into contracts with Board members and their immediate family members or providing support directly or indirectly to organizations with which a Board member may be affiliated. In the event that we deem it appropriate to enter transactions with a Board member or a member of his or her immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-related person. The Board will also evaluate each of these transactions when the independence of the director is determined.

Our Board has adopted certain written policies and procedures, included within our Code of Business Conduct and Ethics, for the review, approval and ratification of related person transactions, which we refer to here as our Related Person Policy. Among other things, our Related Person Policy provides that, other than compensation matters which are approved or ratified by our Compensation Committee, a related person transaction is prohibited unless it is approved or ratified by the Audit Committee. A “related person transaction” is any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) in which we were, are or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Any related person transaction must be reported to the Chairperson of the Audit Committee. A “related person,” as defined in our Related Person Policy, means any person who is an executive officer, director or nominee for director of the Company, any person who is the owner of more than 5% of any class of the Company’s outstanding equity securities, any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of the executive officer, director, nominee or more than 5% owner, and any entity which is owned or controlled by any of the foregoing persons or in which one of the foregoing persons has a substantial ownership interest or control of such entity.

Under the Related Person Policy, proposed related person transactions are reported to the Chairperson of the Audit Committee. The Chairperson will assess, with the assistance of counsel, if appropriate, whether the proposed transaction would be a related person transaction and, if so, the proposed related person transaction shall be submitted to the Audit Committee for consideration. In determining whether to approve or ratify the proposed related person transaction, the Audit Committee will consider, among other things, whether the related person transaction is in, or is not inconsistent with, the best interest of the Company and its shareholders, and, where applicable, whether the terms of such transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party. The Audit Committee notifies the related person of its determination.

Mr. Benedetti, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer has since 2002, been the sole shareholder of a company that was the parent corporation to a wholly-owned subsidiary, DCI Commercial, Inc. (“DCI”), formerly known as Dynex Commercial, Inc. As previously disclosed, the Company and DCI were defendants in litigation filed by Basic Capital Management, Inc., American Realty Trust, Inc. and Transcontinental Realty Investors, Inc. (together, the “DCI Plaintiffs”) in 1999 regarding the activities of DCI while it was an operating subsidiary of an affiliate of the Company. This litigation concluded in 2004 and after various appeals by the DCI Plaintiffs, no judgment was entered against the Company. Final judgment in the principal amount of $46.5 million, including damages of $25.6 million and attorneys’ fees and post-judgment interest of $20.9 million, was entered in the litigation against DCI (the “DCI Judgment”) in 2015. On April 26, 2017, the DCI Plaintiffs filed a suit, case no. DC-17-04848 (the “Suit”), in the 191st District Court of Dallas County, Texas, (the “Dallas County District Court”) naming the Company and DCI as co-defendants. The Company removed the case to the United States District Court for the Northern District of Texas, which court denied a motion by the DCI Plaintiffs to remand the case back to the Dallas County District Court. The Suit represents the DCI Plaintiffs’ attempt to enforce the DCI Judgment against the Company and alleges that the Company and DCI cooperated to fraudulently transfer DCI assets to the Company and to commit related acts to defraud the DCI Plaintiffs with respect to recovery on the DCI Judgment. The Suit also alleges that the Company and DCI are a single business enterprise. The Suit seeks monetary and exemplary damages, attorneys’ fees and other relief. The Company believes that the Suit against it is baseless and without merit and intends to defend itself vigorously in this action. Separately, in 2014, third parties were awarded a judgment against certain of the DCI Plaintiffs in a matter not involving the Company or DCI. Those parties are currently pursuing a garnishment action against the DCI Judgment. Those parties have requested from the Company certain information related to DCI while it was an operating subsidiary of an affiliate of the Company and certain other information related to the activities of DCI.

In December 2000, the Company and DCI entered into a Litigation Cost Sharing Agreement whereby the Company agreed to advance DCI’s portion of the costs of defending certain litigation against it. The Litigation Cost Sharing Agreement currently remains in effect. Litigation costs advanced by the Company on behalf of DCI are loans and carry simple interest at the rate of Prime plus 8% per annum. At December 31, 2017, the total amount due to the Company under the Litigation Cost Sharing Agreement, including interest, was $10.6 million. Neither DCI nor Mr. Benedetti expects to derive any monetary benefit from the arrangement other than the advancement of the litigation costs.  Neither DCI nor its parent company has made any payments to the Company. The Audit Committee approved the Litigation Cost Sharing Agreement in accordance with our Related Person Policy.

PROPOSAL FOUR

RATIFICATION OF THE SELECTION
OF THE COMPANY’S AUDITORS

The Audit Committee has selected the firm of BDO USA, LLP (“BDO”) as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2018. BDO has audited the financial statements of the Company since 2005, including for the fiscal year ended December 31, 2017.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of BDO as the Company’s independent auditor. The Audit Committee is aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, the Audit Committee:

•	reviews and limits all non-audit services and engagements provided by BDO, specifically with regard to the impact on the firm’s independence;

•	conducts a quarterly assessment of BDO’s service quality, and its working relationship with our management;

•	conducts periodic private meetings separately with each of BDO and our management;

•	approves the selection of BDO’s new lead engagement partner with each rotation;

•	at least annually obtains and reviews a report form BDO describing all relationships between the independent auditor and the Company; and

•	periodically considers whether there should be regular rotation of the independent auditor.

Based on the above, the members of the Audit Committee and the Board of Directors believe that continued retention of BDO to serve as the Company’s independent auditor is in the best interest of the Company and its shareholders.

Although ratification is not required, the Board is submitting the selection of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent certified public accountants, and as a matter of good governance practice. In the event that shareholders do not ratify the selection of BDO, the Audit Committee will consider making a change in auditors for the Company for the fiscal year ending December 31, 2019.

Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT INFORMATION

Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2017 and 2016, respectively, and fees billed for other services rendered by BDO during those periods. Information related to audit fees for 2017 includes amounts billed through December 31, 2017, and additional amounts estimated to be billed for the 2017 period for audit services rendered.

	For Fiscal Year Ended December 31,
	2017	2016
Audit Fees (1)	$329,598	$350,065
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$329,598	$350,065

(1)
Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) comfort letters, consents and other services related to SEC and other regulatory filings.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee, among other responsibilities, engages the independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is comprised of three directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the NYSE listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination and evaluation of the Company’s internal controls for fiscal year 2017. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed under auditing standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received from the independent accountants written disclosures and a letter regarding BDO’s communications with the Audit Committee concerning independence, as required by the applicable requirements of the Public Company Accounting Oversight Board. These disclosures have been reviewed by the Audit Committee, and the Audit Committee has discussed with the independent accountants the independent accountants’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2017 for filing with the SEC.

Audit Committee

Barry A. Igdaloff, Chairperson
Valerie A. Mosley
Robert A. Salcetti

SHAREHOLDER PROPOSALS

If any shareholder desires to present a proposal to be acted upon at the 2019 Annual Meeting of Shareholders (including a nomination for director), written notice of such proposal must be received, in proper form, by the Secretary of the Company no later than December 29, 2018 and no earlier than September 30, 2018. The proxy solicited by the Board of Directors for the 2019 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company’s Secretary. If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2019 Annual Meeting, the proposal must comply with Exchange Act Rule 14a-8 and must be received by the Company’s Secretary, at the Company’s principal office, on or before November 29, 2018.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2017 and a list of all its exhibits will be supplied without charge to any shareholder upon written request sent to the Company’s principal executive offices: Dynex Capital, Inc., Attention: Investor Relations, 4991 Lake Brook Drive, Suite 100, Glen Allen, Virginia 23060. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Company’s Annual Report on Form 10-K and its exhibits online at the SEC web page at www.sec.gov or via the Company’s web page at www.dynexcapital.com under “Investor Center - SEC Filings.”

By Order of the Board of Directors
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer,
Chief Operating Officer and Secretary

March 29, 2018

Dynex Capital, Inc.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2018.

Vote by Internet

- Go to **www.envisionreports.com/DYNX**
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Byron L. Boston	☐	☐	☐
02 - Michael R. Hughes	☐	☐	☐
03 - Barry A. Igdaloff	☐	☐	☐
04 - Valerie A. Mosley	☐	☐	☐
05 - Robert A. Salcetti	☐	☐	☐

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Proposal	For	Against	Abstain
2. Proposal to provide advisory approval of the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐
3. Proposal to approve the Dynex Capital, Inc. 2018 Stock and Incentive Plan.	☐	☐	☐
4. Proposal to ratify the selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2018 fiscal year.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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02SX7A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders To Be Held on May 15, 2018:
The Proxy Statement and the 2017 Annual Report to Shareholders are available at: **http://www.envisionreports.com/DYNX**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Dynex Capital, Inc.

Annual Meeting of Shareholders – May 15, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dynex Capital, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 15, 2018 or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

(Continued and to be marked, dated and signed, on the other side)

Appendix A

DYNEX CAPITAL, INC.
2018 STOCK AND INCENTIVE PLAN

ARTICLE I
Establishment, Purpose and Duration

1.1    Establishment of the Plan.

(a)    Dynex Capital, Inc., a Virginia corporation (the “Company”), hereby establishes the Dynex Capital, Inc. 2018 Stock and Incentive Plan (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Cash Awards to Key Employees of the Company or its Subsidiaries and the grant of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Cash Awards to Non-Employee Directors of the Company or its Subsidiaries or to Consultants or Advisors to the Company or its Subsidiaries.

(b)    The Plan was adopted by the Board of Directors of the Company on March 19, 2018 and shall become effective on May 15, 2018 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees, Non-Employee Directors, Consultants and Advisors that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to attract, retain the services of, and motivate Key Employees, Non-Employee Directors, Consultants and Advisors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3    Duration of the Plan. The terms of this Plan shall become effective on the Effective Date, as described in Section 1.1(b). No Award may be granted under the Plan after May 14, 2028. Awards outstanding on such date shall remain valid in accordance with their terms. The Board shall have the right to terminate the Plan at any time pursuant to Article XVI.

ARTICLE II
Definitions

2.1    Definitions. The following terms shall have the meanings set forth below:

(a)    “Advisor” means a natural person who provides bona fide advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(b)    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

(c)    “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer of the Company and the Participant. The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Committee, Chairman of the Board, and such other directors or officers of the Company as shall be designated by the

Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

(d)    “Award” means a grant under this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit and/or Performance Cash Award.

(e)    “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.

(f)    “Beneficiary” means the person designated by a Participant pursuant to Section 17.11.

(g)    “Board” means the Board of Directors of the Company, unless otherwise indicated.

(h)    “Cause” has the meaning set forth in any employment agreement, or, if none, in any severance or change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Cause” means (i) the Participant’s failure to comply with a lawful directive of the Board of Directors of the Company or a subsidiary or of any supervisory personnel, (ii) any criminal act by the Participant, (iii) any act of dishonesty or misconduct by the Participant that has an adverse effect on the property, operations, business or reputation of the Company or a subsidiary, or (iv) the material breach by the Participant of any written policies of the Company or a subsidiary or the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or a subsidiary.

(i)    “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date:

(i)     the acquisition by any person, including a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership of thirty-five percent (35%) or more of either (A) the then outstanding shares of Company Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(ii)    the composition of the Company’s Board shall change such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) no longer comprise at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)    consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:

(A)
the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least eighty percent (80%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or affiliates) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(B)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clause (A) or (B) of Section 2.1(i)(iii).

For purposes of this definition, a Change of Control occurs on the date on which an event described in (i), (ii), (iii) or (iv) occurs, provided that if a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

For purposes of this definition only, the term “person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.

(j)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(k)    “Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III, which shall be the Compensation Committee of the Board of Directors of the Company, unless a subcommittee is required as provided below or unless the Board of Directors of the Company determines otherwise. All members of the Committee shall be “independent directors” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported. For actions which require that all of the members of the Committee constitute “non‑employee directors” as defined in Rule 16b‑3, or any similar or successor rule, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications. In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a), the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.

(l)    “Company” means Dynex Capital, Inc. or any successor thereto.

(m)    “Consultant” means a natural person who provides bona fide consulting services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(n)    “Disability” or “Disabled” means, with respect to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)    “Fair Market Value” of a Share means (i) the per Share price at the close of business on the applicable principal U.S. market on the relevant date if it is a trading date, or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the national securities exchange or system for the applicable principal U.S. market, or (ii) if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(q)    “Good Reason” has the meaning set forth in any employment agreement, or, if none, in any severance or change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Good Reason” means (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) a material diminution in the Participant’s base compensation; or (iii) a relocation of the primary location at which the Participant must perform services to a location that is more than fifty (50) miles away.  The Participant is required to provide notice to the Company of the existence of a condition described in this Section 2.1(q) within a ninety (90) day period of the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days to remedy the condition.  If the condition is remedied within thirty (30) days, then “Good Reason” does not exist.  If the condition is not remedied within thirty (30) days, then the Participant must resign within ninety (90) days of the expiration of the remedy period for “Good Reason” to exist.
(r)    “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(s)    “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(t)    “Non-Employee Director” means an individual who is a member of the board of directors of the Company or any Subsidiary thereof who is not an employee of the Company or any Subsidiary thereof.

(u)    “Nonqualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.

(v)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)    “Participant” means a Key Employee, Non-Employee Director, Consultant or Advisor who has been granted an Award under the Plan and whose Award remains outstanding.

(x)    “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.

(y)    “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XI.

(z)    “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include, but is not limited to, one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) stock value or increases therein, (ii) total shareholder return, relative total shareholder return or comparative total shareholder return, (iii) total shareholder equity, (iv) operating revenue, (v) commodity revenue, (vi) book value or book value growth, book value per share or per common share or growth in book value per share or per common share, (vii) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (viii) dividends, (ix) dividends paid, (x) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (xi) diluted and basic earnings per share or diluted earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events, (xii) net earnings, (xiii) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (xiv) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures), (xv) cash flow, operating cash flow and/or free cash flow (either before or after dividends), (xvi) cash from operations, (xvii) operating or other expenses or growth thereof, (xviii) operating efficiency, (xix) return on equity, (xx) return on tangible equity or return on tangible common equity, (xxi) return on assets, portfolio assets, net assets, capital or investments (including return on total capital or return on invested capital), (xxii) return on operating revenue, (xxiii) sales or revenues or growth thereof, (xxiv) portfolio growth, (xxv) servicing volume, (xxvi) production volume, (xxvii) improvement in or attainment of working capital levels, (xxviii) improvement in or attainment of expense levels, (xxix) assets under management or growth thereof, (xxx) cost control measures, (xxxi) regulatory compliance, (xxxii) gross, operating or other margins, (xxxiii) efficiency ratio (as generally recognized and used for financial reporting and analysis), (xxxiv) operating ratio, (xxxv) income or net income (either before or after taxes), (xxxvi) operating income, net operating income, or core net operating income, (xxxvii) interest income, (xxxviii) net interest income, (xxxix) net interest margin, (xl) non‑interest income, (xli) non-interest expense, (xlii) delinquency ratios, (xliii) credit loss levels, (xliv) credit quality, net charge-offs and/or non-performing assets, (xlv) provision expense, (xlvi) productivity, (xlvii) satisfactory internal or external audits, (xlviii) improvement of financial ratings, (xlix) achievement of balance sheet or income statement objectives, (l) quality measures, (li) peer ranking or peer performance based on a public index, (lii) peer ranking or peer performance based on a Committee-determined group of peers, (liii) number or dollar amount of securities sold, (liv) debt reduction, (lv) gain on sale of investments, (lvi) achievement of risk management objectives, (lvii) achievement of strategic performance objectives or other strategic objectives, (lviii) achievement of merger or acquisition objectives, (lix) implementation, management or completion of critical projects or processes, (lx) market capitalization, (lxi) total enterprise value (market capitalization plus debt), (lxii) economic value added, (lxiii) total economic return, (lxiv) general and administrative expense (either including or excluding litigation costs), (lxv) debt leverage (debt to capital), (lxvi) market share or (lxvii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non‑recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. In the Committee’s sole discretion, to the extent such discretion is expressly reserved in the Award Agreement, the Committee may adjust the compensation or economic benefit due upon attainment of Performance Goals and adjust the Performance Goals themselves.

(aa)    “Performance Period” means the time period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee, provided, however, that, except as permitted under Section 4.6, the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.

(bb)    “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article X, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Performance Units are payable in cash, Stock or a combination thereof. Even to the extent a Performance Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Unit Award does not constitute receipt of the underlying Shares.

(cc)    “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VII, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII. The relevant restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee, or both. The Period of Restriction shall be set by the Committee, provided, however, that, except as permitted in Section 4.6, the Period of Restriction shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.

(dd)    “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII, which is subject to a substantial risk of forfeiture and/or subject to limitations on transferability until the designated conditions for the lapse of such restrictions are satisfied.

(ee)    “Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII, valued by reference to the Fair Market Value of Stock, and subject to vesting requirements. Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.

(ff)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.

(gg)    “Stock” or “Shares” means the common stock of the Company.

(hh)    “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article IX, and payable in cash, Stock or a combination thereof.
(ii)    “10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

(jj)    For purposes of Incentive Stock Options, “Subsidiary” shall mean a corporation at least fifty percent (50%) of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries. For purposes of all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity that would be considered a single employer with the Company within the meaning of Code Section 414(b) or Code Section 414(c), except to the extent a different definition is required under Code Section 409A.

ARTICLE III
Administration

3.1    The Committee.

(a)    The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported and/or was not a “non‑employee director” as defined in Rule 16b‑3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b)    The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan to the extent permitted by Code Section 409A; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The interpretation and construction of any provisions of the Plan or an Agreement by the Committee shall be final and conclusive. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)    The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)    The Committee, in its discretion, may delegate to the Company’s Chief Executive Officer and Chief Financial Officer, acting jointly, all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.

3.2    Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees, Non-Employee Directors, Consultants and Advisors as may be selected by the Committee. Each Award shall be evidenced by an Agreement.

3.3    Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4    Rule l6b-3 Requirements. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3.

3.5    Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1    Number of Shares.

(a)    Subject to adjustment as provided in Article XIII, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 3,000,000. Except as provided in Section

4.2, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

(b)    Subject to adjustment as provided in Article XIII, no more than an aggregate of 3,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Code Sections 421 and 422).

4.2    Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3    Use of Shares as Payment of Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.

4.4    Per-Participant Annual Limit. The maximum number of Shares with respect to which Awards may be granted in any calendar year to any Participant during such calendar year shall be 400,000 in the aggregate and the maximum dollar amount of cash Awards granted in any calendar year to any Participant shall be $4,000,000 in the aggregate.

4.5    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.6    Minimum Vesting. An Award granted under the Plan shall not vest earlier than the first anniversary of the Award Date, provided, however, that this restriction shall not apply to Awards under the Plan with respect to up to five percent (5%) of the maximum aggregate number of Shares authorized for delivery under the Plan pursuant to Section 4.1 (subject to adjustment as provided in Article XIII). This Section 4.6 shall not restrict the right of the Committee or the Board to provide for accelerated payment, vesting or exercisability of an Award in the event of death, Disability, termination of employment (including retirement) or a Change of Control.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan include (i) all employees of the Company and its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Key Employees, (ii) all Non-Employee Directors, and (iii) all individuals providing bona fide consulting or advisory services to the Company or its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Consultants or Advisors. The grant of an Award shall not obligate the Company to pay a Key Employee, Non-Employee Director, Consultant or Advisor any particular amount of remuneration, to continue the employment of a Key Employee or the service of a Non-Employee Director, Consultant or Advisor after the grant, or to make further grants to a Key Employee, Non-Employee Director, Consultant or Advisor at any time thereafter.

ARTICLE VI
Stock Options

6.1    Grants of Options. Subject to the terms and provisions of the Plan, Options may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that only Nonqualified Stock Options may be granted to Non-Employee Directors, Consultants and Advisors.

6.2    Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option, and such other provisions as the Committee shall determine, provided, however, that, except as permitted in Section 4.6, if the exercisability of an Option is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting events. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Participant’s Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service, provided that no Incentive Stock Option may be exercised after (a) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (b) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

6.3    Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.

6.4    Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall not be exercisable later than the fifth (5th) anniversary date of its Award Date.

6.5    Exercisability.

(a)    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(b)    An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Award Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonqualified Stock Options to the extent permitted by law.

6.6    Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. To the extent approved by the Committee from time to time, the Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Stock, the amount necessary to pay the Option Price and, if necessary, applicable withholding taxes, (d) by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book-entry or electronic form.

6.7    Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any national securities exchange or system on which the Stock is then listed or reported, and under any blue sky or state securities laws applicable to such Shares. The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.

6.8    Nontransferability of Options.

(a)    In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than upon the death of the Participant in accordance with Section 17.11. Further, Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

(b)    Notwithstanding the provisions of Section 6.8(a) and subject to federal and state securities laws, including Rule 16b-3, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to his spouse, lineal ascendants and/or lineal descendants, to a trust for the benefit of such persons, to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are such persons, or pursuant to a domestic relations order, provided that the Nonqualified Stock Option may not again be transferred other than to the Participant originally receiving the Option or to an individual, trust, partnership, limited liability company or other entity to which such Participant could have transferred the Option pursuant to this Section 6.8(b). Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Any such transfer supersedes any Beneficiary designation made under Section 17.11 with respect to the transferred Nonqualified Stock Options.

6.9    Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Code Section 424(c)) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

6.10    Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the Options and the issuance of the underlying Shares. In no event shall any Option granted under the Plan include any right to dividend equivalents with respect to such Option or the underlying Shares.

ARTICLE VII
Restricted Stock

7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

7.2    Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and, if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.

7.3    Transferability. Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative, provided that the Committee may permit, its sole discretion, transfers of Shares of Restricted Stock during the lifetime of the Participant pursuant to a domestic relations order. Consideration may not be paid for the transfer of Shares of Restricted Stock.

7.4    Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form.

7.5    Certificate Legend. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Dynex Capital, Inc. 2018 Stock and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Head of Human Resources of Dynex Capital, Inc.

7.6    Removal of Restrictions. Except as otherwise provided in this Article VII, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction, and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s). Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his Stock certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

7.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8    Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the applicable Agreement, recipients of Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE VIII
Restricted Stock Units

8.1    Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Code Section 409A, as well as Restricted Stock Units that are not deferred compensation covered by Code Section 409A.

8.2    Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.

A participant holding Restricted Stock Units shall have no rights to deemed dividends or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for deemed dividends or distributions with respect to Restricted Stock Units, provided that any such deemed dividends or distributions with respect to Restricted Stock Units subject to Performance Goal(s) may be accumulated but not paid unless and until the Period of Restriction applicable to the Restricted Stock Units has ended and the applicable Performance Goal(s) have been met (subject to any delay in payment required by Code Section 409A, if applicable). A Participant holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant.

8.3    Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding), an amount (the “RSU Value”) equal to the product of multiplying (a) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, in accordance with Code Section 409A, if applicable, on an elective or non‑elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the event of an elective or non‑elective delayed payment. The Committee may specify in a Restricted Stock Unit Agreement that the Shares which are delivered upon payment of the RSU Value or adjusted RSU Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement.

8.4    Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11 or, if permitted by the Committee in its sole discretion, pursuant to a domestic relations order. Further, all rights with respect to Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative except to the extent such Restricted Stock Units have been disposed of pursuant to a domestic relations order. Consideration may not be paid for the transfer of Restricted Stock Units.

ARTICLE IX
Stock Appreciation Rights

9.1    Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine.

9.2    SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, which terms and conditions shall be determined by the Committee, subject to the limitations set forth in this Section 9.2 and in Section 9.3. The per Share exercise price of a SAR (the “SAR Exercise Price”) shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

9.3    Exercisability of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the limitations set forth in Section 9.2 and this Section 9.3. Except as permitted in Section 4.6, if the exercisability of a SAR is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting events

9.4    Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price. A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form (which may be electronic) prescribed by the Committee (or its delegee).

9.5    Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for required tax withholding), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the SAR Agreement.

9.6    Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11 or, if permitted by the Committee in its sole discretion, pursuant to a domestic relations order. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative except to the extent such SARs have been disposed of pursuant to a domestic relations order. Consideration may not be paid for the transfer of SARs.

9.7    Shareholder Rights. A Participant holding SARs shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the SARs and the issuance of the underlying Shares. In no event shall any SAR granted under the Plan include any right to dividend equivalents with respect to such SAR or the underlying Shares.

ARTICLE X
Performance Units

10.1    Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Units that are deferred compensation covered by Code Section 409A, as well as Performance Units that are not deferred compensation covered by Code Section 409A.

10.2    Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal(s) in its discretion for each Participant who is granted a Performance Unit.

The Committee may provide in the Agreement for payment of dividend equivalents with respect to each Performance Unit, provided that any such dividend equivalents may be accumulated but not paid unless and until the applicable Performance Goal(s) have been met (subject to any delay in payment required by Code Section 409A, if applicable). A Participant holding Performance Units shall have no right to vote the Shares represented by such Performance Units unless and until the underlying Shares are issued to the Participant.

10.3    Settlement of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goal(s) and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.

10.4    Nontransferability of Performance Units. No Performance Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11 or, if permitted by the Committee in its sole discretion, pursuant to a domestic relations order. All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative except to the extent such Performance Units have been disposed of pursuant to a domestic relations order. Consideration may not be paid for the transfer of Performance Units.

ARTICLE XI
Performance Cash Awards

A Performance Cash Award may be granted upon the attainment during a Performance Period of one or more Performance Goals. Subject to the terms and conditions of the Plan, Performance Cash Awards may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The terms and conditions of any Performance Cash Award, including the Performance Goal(s) and Performance Period, shall be determined by the Committee in its discretion and shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Code Section 409A, as well as Performance Cash Awards that are not deferred compensation covered by Code Section 409A.

ARTICLE XII
Termination of Employment or Service

12.1 Termination Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company or one of its Subsidiaries due to retirement (as defined in such applicable rules or policy of the Company in effect at the time or as otherwise defined in the Agreement), then, provided no Cause exists to terminate such Participant’s employment or service and provided further either (i) upon such retirement the Participant will be subject to a non-competition covenant pursuant to an existing agreement with the Company or a subsidiary or (ii) the Participant executes and delivers to the Company, no later than the date of such retirement, a non-competition agreement in a form acceptable to the Company, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the achievement or satisfaction of any Performance Goal(s) applicable to the unvested portion of an Award held by the Participant during any Performance Period shall be adjusted through the date of termination as determined by the Committee and the Committee shall provide for such vesting, if any, as it deems appropriate.

12.2    Termination Due to Death or Disability. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated because of death or Disability, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the achievement or satisfaction of any Performance Goal(s) applicable to the unvested portion of an Award held by the Participant during any Performance Period shall be adjusted through the date of termination as determined by the Committee and the Committee shall provide for such vesting, if any, as it deems appropriate.

12.3     Involuntary Termination Not for Cause. Unless otherwise provided in the Agreement, in the event the Company or one of its Subsidiaries terminates the employment or service of a Participant not for Cause, then provided the termination does not occur in connection with a Change of Control and provided further either (i) upon such termination the Participant will be subject to a non-competition covenant pursuant to an existing agreement with the Company or a subsidiary or (ii) the Participant executes and delivers to the Company, no later than the date of such termination, a non-competition agreement in a form acceptable to the Company, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the achievement or satisfaction of any Performance Goal(s) applicable to the unvested portion of an Award held by the Participant during any Performance Period shall be adjusted through the date of termination as determined by the Committee and the Committee shall provide for such vesting, if any, as it deems appropriate.

12.4 Termination for Good Reason. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company or one of its Subsidiaries for Good Reason, then provided the termination does not occur in connection with a Change of Control and provided further either (i) upon such termination the Participant will be subject to a non-competition covenant pursuant to an existing agreement with the Company or a subsidiary or (ii) the Participant executes and delivers to the Company, no later than the date of such termination, a non-competition agreement in a form acceptable to the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all of the unvested portion of each Award held by the Participant and provide for such vesting as it deems appropriate.

12.5    Termination for Cause. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated for Cause, the unvested portion and the vested portion not yet paid or exercised of each Award held by the Participant shall be automatically forfeited to the Company and no further exercise of an Option or a SAR shall be allowed.

12.6     Termination for Other Reasons. Unless otherwise provided in the Agreement, upon a voluntary or involuntary separation from employment or service of a Participant where none of Sections 12.1, 12.2, 12.3, 12.4 or 12.5 applies, the unvested portion of each Award held by the Participant shall be automatically forfeited to the Company.

Article XIII
Change in Capital Structure

13.1    Effect of Change in Capital Structure. In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the Option Price of Options and/or SAR Exercise Price of SARs, the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made, and other relevant provisions shall be proportionately, equitably and appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Code Section 409A, the adjustment of any Option and/or SAR shall also be effected so as to comply with Code Section 424(a) and not to constitute a modification within the meaning of Code Section 424(h) or Code Section 409A, as applicable.

13.2    Authority. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13.3    Manner of Adjustment. Adjustments made by the Committee pursuant to this Article XIII to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.

ARTICLE XIV
Change of Control

In the event of a Change of Control of the Company, the Committee, as constituted before such Change of Control, in its sole discretion and without the consent of the Participant, may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for acceleration of the vesting, delivery and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control and to retain the economic value of the Award; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. Where an Award is subject to or falls under an exemption from Code Section 409A, this Article XIV will be applied in a manner so as to comply with Code Section 409A or to maintain the exemption from Code Section 409A, as applicable.

ARTICLE XV
Amendment, Modification, and Substitution of Awards

15.1    Amendment, Modification and Substitution. Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after May 14, 2028, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, but subject to Article XIII and Article XIV, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Code Section 409A, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Code Section 409A, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of Rule 16b-3 in a manner that causes any exemption pursuant to Rule 16b-3 to become no longer available.

15.2     Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Article XIII or Article XIV.

ARTICLE XVI
Termination, Amendment and Modification of the Plan

16.1    Termination, Amendment and Modification. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

16.2    Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Article XIII or Article XIV shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVII
General

17.1    Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that the Committee may permit a Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may permit Participants to elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock that the Participant has previously acquired and owned having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.

17.2    Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.

17.3    Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee, Non-Employee Director, Consultant or Advisor any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee, Non-Employee Director, Consultant or Advisor, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee, Non-Employee Director, Consultant or Advisor. Participation in the Plan shall not give any Key Employee, Non-Employee Director, Consultant or Advisor any right to be engaged or retained in the service of the Company or any of its Subsidiaries. No Key Employee, Non-Employee Director, Consultant or Advisor shall have rights as a shareholder of the Company prior to the date Shares are issued to him pursuant to the Plan.

17.4    Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.5    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17.6    Securities Law Restrictions.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof.  All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any national securities exchange or system on which the Stock is then listed or reported, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book-entry or electronic form. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

17.7    Governing Law. The Plan, and all Agreements hereunder, shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Code Section 422. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

17.8    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.9    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

17.10    Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any national securities exchange or system on which the Stock is then listed or reported. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form. If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5.

17.11    Beneficiary Designations. A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

17.12    Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e‑mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.

17.13    Clawback. All Awards granted under the Plan (whether vested or unvested) shall be subject to repayment to (i.e., clawback by) the Company or a related entity as determined in good faith by the Committee or the Board in the event repayment is required by the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time or by applicable federal or state law or regulation or applicable listing standard of any national securities exchange or system on which the Stock is then listed or reported, but in no event with a look-back period of more than three (3) years, unless in the opinion of counsel satisfactory to the Participant required by applicable federal or state law or regulation or applicable listing standard. Such recovery could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards). Any recovery in connection with an Award subject to the requirements of Code Section 409A shall be implemented in a manner which complies with Code Section 409A.

ARTICLE XVIII
Omnibus Code Section 409A Provision

18.1    Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Participant from being subject to any tax or penalty under Code Section 409A.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Code Section 409A or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.

18.2    409A Awards. The Committee may grant an Award under the Plan that is subject to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”).  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.

18.3    Time of Payment. The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, Disability, a Change of Control or an unforeseeable emergency within the meaning of Code Section 409A.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A.  For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

18.4    Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

18.5    Distribution Requirements. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A.

18.6    Scope and Application of this Provision. For purposes of this Article XVIII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

Approved by the Board of Directors on March 19, 2018 and by the shareholders on [May 15, 2018].